UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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HOLOGIC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HOLOGIC, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MARCH 6, 2012

TO THE STOCKHOLDERS OF HOLOGIC, INC.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Hologic, Inc., a Delaware corporation (the “Company”), will be held on March 6, 2012 at 8:30 a.m., local time, at the offices of the Company, 35 Crosby Drive, Bedford, Massachusetts 01730 for the following purposes:

1. To consider and act upon the election of the nine (9) nominees identified in the accompanying proxy statement to serve as directors for the ensuing year.

2. To hold an advisory vote on executive compensation.

3. To consider and act upon the approval of the Hologic, Inc. 2012 Employee Stock Purchase Plan.

4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The Board of Directors has fixed the close of business on January 13, 2012 as the record date. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the meeting.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders on the Internet. We believe this e-proxy process, also known as “notice and access,” expedites stockholders receipt of proxy materials, lowers our printing and mailing costs and reduces the environmental impact of producing the materials for our annual meeting. On or about January 26, 2012, we will mail to our stockholders of record as of January 13, 2012 a notice containing instructions on how to access our proxy statement and annual report on the Internet and also how to vote their shares via the Internet. If you received a notice by mail you will not receive a printed copy of the proxy materials unless you specifically request them. Both the notice and this proxy statement contain instructions on how you can request a paper copy of the proxy statement and annual report.

The Board of Directors appreciates and encourages stockholder participation in the Company’s affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we request that as soon as possible, you either:

(a) vote via the Internet pursuant to the instructions provided in the Notice; or

(b) request printed copies of the proxy materials by mail pursuant to the instructions provided in the Notice, and either:

(i) complete, sign, date and return the proxy card you will receive in response to your request; or

(ii) vote via telephone (toll-free) in the United States or Canada, in accordance with the instructions on your proxy card.

By order of the Board of Directors

Mark J. Casey, Secretary

Bedford, Massachusetts

January 20, 2012

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 6, 2012: The Proxy Statement, the Hologic Annual Report for the fiscal year ended September 24, 2011 and the Proxy Card are available at www.proxyvote.com.

HOLOGIC, INC.

PROXY STATEMENT

2012 ANNUAL MEETING OF STOCKHOLDERS

March 6, 2012

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Hologic, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held on March 6, 2012 at 8:30 a.m., local time, at our offices, 35 Crosby Drive, Bedford, Massachusetts 01730, or at any adjournments or postponements thereof.

Record Date

The Board of Directors has fixed the close of business on January 13, 2012 as the record date (the “Record Date”). Accordingly, only holders of record of our common stock, $.01 par value per share (“Common Stock”), as of the close of business on the Record Date will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. As of the Record Date, an aggregate of 263,672,977 shares of our Common Stock were issued, 218,881 of which are held in treasury, and an aggregate of 263,454,096 shares of our Common Stock were outstanding. The holders of our Common Stock are entitled to one vote per share on any proposal presented at the annual meeting.

Business to be Transacted

At the annual meeting, stockholders will act upon the following proposals:

1.	To consider and act upon the election of the nine (9) nominees identified in the accompanying proxy statement to serve as directors for the ensuing year.

2.	To hold an advisory vote on executive compensation.

3.	To consider and act upon the approval of the Hologic, Inc. 2012 Employee Stock Purchase Plan.

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Board of Directors’ Recommendation for Voting on the Proposals

The Board of Directors recommends a vote “FOR” each of the nominees for director, a vote “FOR” approving, on an advisory basis, the compensation of the named executive officers, a vote “FOR” approving the Hologic, Inc. 2012 Employee Stock Purchase Plan, and a vote “FOR” ratifying the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm.

Voting of Shares by Proxy

Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the annual meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before it is voted. Proxies may be revoked by (1) filing with our Secretary, before the taking of the vote at the annual meeting, a written notice of revocation bearing a date later than the date of such proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote at the annual meeting or (3) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). If your shares are held in “street name,” that is, you hold your shares in an account with a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the annual meeting. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Hologic, Inc., 35 Crosby Drive, Bedford, MA 01730, Attention: Secretary, at or before the taking of the vote at the annual meeting.

Quorum and Votes Required

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business at the annual meeting. Votes withheld, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

Election of directors will be determined by a plurality of the votes cast by stockholders entitled to vote at the annual meeting. On all other matters being submitted to stockholders, the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on each such matter at the annual meeting is required for approval.

An automated system tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at the annual meeting. As a result, abstentions and broker “non-votes” will not have any effect on any of the matters being submitted to stockholders.

The persons named as the proxies, Robert A. Cascella and Glenn P. Muir, were selected by the Board of Directors and are officers and directors of Hologic. All properly executed proxies returned in time to be counted at the annual meeting will be voted. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee’s name in the space provided on the proxy. In addition to the election of Directors, the stockholders will consider and hold an advisory vote on executive compensation. Further, the stockholders will consider and vote upon proposals to approve the Hologic, Inc. 2012 Employee Stock Purchase Plan and to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm. All proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the accompanying proxy card (or any properly signed and dated copy thereof) will be voted as recommended by the board as set forth in the accompanying notice of annual meeting of stockholders.

Other Business

The Board of Directors knows of no other matter to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote may properly be taken, shares represented by all proxies received by our Secretary will be voted with respect thereto in accordance with the judgment of the persons named as the proxies.

Requesting Proxy Materials by Mail

If you prefer to receive paper copies of the proxy materials, you can still do so. You may request a paper copy of the proxy materials by (i) calling 1-800-579-1639; (ii) sending an email to sendmaterial@proxyvote.com; or (iii) logging onto www.proxyvote.com. The Notice also provides you with these instructions on how to request printed copies of the proxy materials. There is no charge to receive the materials by mail. You may request printed copies of the materials until one year after the date of the annual meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about January 26, 2012, we will mail to our stockholders (other than those who previously requested electronic or paper delivery) an Important Notice Regarding the Availability of Proxy Materials (Notice) containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice also instructs you on how to access your proxy card to vote through the Internet or by telephone.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice and this proxy statement. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail until you elect otherwise. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise.

Trademark Notice

Hologic is a trademark of Hologic, Inc. Other trademarks, logos, and slogans registered or used by Hologic and its divisions and subsidiaries in the United States and other countries include, but are not limited to, the following:

Cervista, Dimensions, MyoSure, NovaSure, Selenia, Sentinelle, ThinPrep, TCT, and Trident.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nine (9) directors are to be elected at the annual meeting. Our Board of Directors (referred to herein as the “Board”), upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the persons listed below for election as directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board’s nominees named below. All nominees are currently our directors. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for the nominee, if any, who shall be designated by the present Board to fill the vacancy. Each nominee has consented to serving as a director if elected. The proposed nominees are being nominated in accordance with the provisions of our bylaws, and not pursuant to any other arrangement or understanding with any person. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

Vote Required

Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the annual meeting. Abstentions and broker non-votes will not have any effect on this proposal.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the nominees listed below.

Set forth below is certain biographical information regarding the nominees as of January 13, 2012, as well as the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director. During the past year, Mr. Cumming, who served as our Chairman and Chief Executive Officer until November 2009, resigned from the Board in connection with his ongoing transition to the role of Global Strategic Advisor. Following that resignation, on November 1, 2011, the Board appointed Ms. Stamoulis to the Board.

Name	Age	Position	Director Since
David R. LaVance, Jr. (1)(2)(3)(4)	57	Chairman of the Board	2002
Robert A. Cascella	57	President, Chief Executive Officer and Director	2008
Glenn P. Muir	52	Executive Vice President, Finance and Administration, Chief Financial Officer and Director	2001
Sally W. Crawford (4)	58	Director	2007
Nancy L. Leaming (3)(4)	64	Director	2003
Lawrence M. Levy (1)(2)(3)	73	Director	2005
Christiana Stamoulis (2)	41	Director	2011
Elaine S. Ullian (1)(4)	64	Director	2007
Wayne Wilson (2)(3)(4)	62	Director	2007

(1)	Member of our Nominating and Corporate Governance Committee
(2)	Member of our Corporate Development Committee
(3)	Member of our Audit Committee
(4)	Member of our Compensation Committee

Mr. LaVance has been one of our directors since December 2002 and served as our Lead Independent Director from June 2008 until July 28, 2011 when he was appointed Chairman of the Board. Since June 2011, Mr. LaVance has served as the Chairman of the Board of Directors, CEO and President of Integrated Environmental Technologies, Ltd., a producer of antibacterial solutions and equipment that manufactures such solutions. Since 2003, Mr. LaVance has served as the Chairman of the Board of Directors, CEO and President of Scivanta Medical Corporation, a developer of specialized medical products with a focus on cardiac technologies. Since 1997, Mr. LaVance has served as President of Century Capital Associates LLC, an investment banking firm that he founded specializing in biosciences fields. Mr. LaVance’s mix of leadership, management, strategic and finance skills and experience, together with his focus on medical device and life sciences companies, enable him to provide important experience and insights to the Board.

Mr. Cascella has been one of our directors since June 2008. He has served as our Chief Executive Officer since November 2009. He joined us in February 2003 as Chief Operating Officer and was promoted to President in September 2003. Prior to joining us, from 1998 to 2003, Mr. Cascella was a managing partner of CFG Capital LLC, an investment banking firm specializing in healthcare. Prior to joining CFG Capital, from 1995 to 1998, Mr. Cascella was Chief Operating Officer and Vice President of Finance for NeoVision Corporation, a developer of 3D ultrasound technology used for real-time guidance of interventional breast procedures. Mr. Cascella received a B.S. in Finance from Fairfield University in 1978. As our Chief Executive Officer, Mr. Cascella has direct responsibility for the Company’s strategy and operations. This position, together with his many years of experience in the healthcare industry, make him an invaluable contributor to the Board.

Mr. Muir, a certified public accountant, was appointed to our Board in July 2001, and has held the position of Executive Vice President, Finance and Administration since September 2000. Mr. Muir has been our Chief Financial Officer since 1992. Mr. Muir served as the Company’s Controller from the time he joined us in October 1988 through 1992. Mr. Muir received an M.B.A. from the Harvard Graduate School of Business Administration in 1986. As our Executive Vice President and Chief Financial Officer, Mr. Muir is an integral member of our senior management team, with extensive experience in finance and financial reporting. In addition to serving as Chief Financial Officer, Mr. Muir is an active participant in the oversight of our operations and formulation and implementation of our strategic initiatives. His mix of finance, operational and strategic expertise provide important contributions to the Board.

Ms. Crawford became one of our directors effective upon our merger with Cytyc Corporation (“Cytyc”) in October 2007, having previously served as a director of Cytyc since January 1998. From April 1985 until January 1997, Ms. Crawford served as Chief Operating Officer of Healthsource, Inc., a publicly held managed care organization headquartered in New Hampshire. During her tenure at Healthsource, Inc., Ms. Crawford held a variety of positions and responsibilities, including leading that company’s Northern Region operations and marketing efforts. Since January 1997, Ms. Crawford has been a health care consultant in New Hampshire. Ms. Crawford serves as a director of Universal American Corporation, Exact Sciences Corporation, Zalicus, Inc. and Insulet Corporation. Ms. Crawford served as a director of Chittenden Corporation from 1998 to 2008. Ms. Crawford’s service in various senior executive positions in the managed care sector and her continuing healthcare consulting practice contribute to her significant management and leadership experience and expertise in operational, regulatory and related disciplines applicable to our business and operations.

Ms. Leaming has been one of our directors since September 2003. Ms. Leaming, an independent consultant, was the Chief Executive Officer and President of Tufts Health Plan, a provider of healthcare insurance, from 2003 to 2005. Prior to that, Ms. Leaming served as Tufts Health Plan’s President and Chief Operating Officer from 1998 to 2003, the Chief Operating Officer from 1995 to 1998 and the Chief Operating Officer/Chief Financial Officer from 1986 to 1995. Ms. Leaming currently serves as a director of the Board of Edgewater Technology, Inc. and Biogen Idec, Inc. Ms. Leaming has well-developed leadership skills and financial acumen and provides insights into the healthcare reimbursement and payor market, where she spent 20 years in senior operational, financial and managerial roles.

Mr. Levy has been one of our directors since December 2005. Mr. Levy retired from the position of Senior Counsel at Brown Rudnick LLP, an international law firm, in January 2011. Mr. Levy had been Senior Counsel at Brown Rudnick since February 2005 and, for more than 30 years before that had been a Partner at the firm, specializing in Corporate and Securities Law. Mr. Levy served as our Secretary from our formation in 1985 until

December 2005. Mr. Levy is also a director of Option N.V. of Belgium, Scivanta Medical Corporation and the Facing History and Ourselves National Foundation. Mr. Levy received a B.A. from Yale University and a LLB from Harvard Law School. Mr. Levy is a seasoned corporate attorney with extensive experience in representing public and private companies in the United States and abroad. Mr. Levy chaired Brown Rudnick’s International Practice Group and, in 1997, opened Brown Rudnick’s London office, dividing his time between the firm’s London and Boston offices for more than 13 years. Mr. Levy’s broad legal and cross-border transactional experience enables him to provide valuable insights and perspectives to the Board.

Ms. Stamoulis has been one of our directors since November 1, 2011. Ms. Stamoulis currently serves as Senior Vice President of Corporate Strategy and Business Development at Vertex Pharmaceuticals Incorporated. Ms. Stamoulis joined Vertex in 2009 with approximately 15 years of experience in the financial services and management consulting industries where she advised global pharmaceutical and biotechnology companies on strategic and corporate finance decisions. Prior to joining Vertex, she was a Managing Director in the Investment Banking division of Citigroup from 2006 to 2009 where she led the building of the firm’s U.S. Life Sciences investment banking practice. Prior to her role at Citigroup, she was at Goldman, Sachs & Co. where she spent the majority of her investment banking career. Ms. Stamoulis started her career as a strategy consultant at The Boston Consulting Group. Ms. Stamoulis holds a Bachelor of Science degree in Economics and a Bachelor of Science degree in Architecture from the Massachusetts Institute of Technology (MIT). Additionally, she holds a Master of Business Administration from the MIT Sloan School of Management where she focused on Applied Economics and Finance. Ms. Stamoulis’s solid foundation in strategic development coupled with extensive experience in executing initiatives for growth in the medical products field and related industries enable her to provide valuable insights to the Board.

Ms. Ullian has been one of our directors since October 2007. Ms. Ullian served as President and Chief Executive Officer of Boston Medical Center, the successor of Boston University Medical Center Hospital from 1996 until her retirement in January 2010. In April 1994, Ms. Ullian was appointed President and Chief Executive Officer of Boston University Medical Center Hospital. From January 1987 to March 1994, Ms. Ullian held the position of President and Chief Executive Officer of Faulkner Corporation/Faulkner Hospital. She holds two academic appointments: Associate Professor at Boston University School of Medicine and lecturer at Harvard University School of Public Health. Ms. Ullian also serves as a director of Vertex Pharmaceuticals Incorporated and Thermo Fisher Scientific Inc. Ms. Ullian previously served as one of our directors from 1996 to 2003 and served as a director of Valeant Pharmaceuticals International, Inc. from 2004 to 2008. In her professional capacity as former Chief Executive Officer/President of 3 hospitals, including two major academic medical centers, Mrs. Ullian brings knowledge and understanding of Hologic’s customer base, their priorities and challenges especially under Health Care Reform. All 3 institutions led by Mrs. Ullian over a 25 year period had a strong commitment to accessible health care, and a particular focus on women’s health services. As a person whose career had been dedicated to the provision of clinical care services to patients, she brings an important perspective to the Board.

Mr. Wilson became one of our directors effective upon our merger with Cytyc in October 2007, having previously served as a director of Cytyc since 2003. Mr. Wilson has been an independent business advisor since 2002. From 1995 to 2002, Mr. Wilson served in various roles, including as President, Chief Operating Officer, and Chief Financial Officer, at PC Connection, Inc., a Fortune 1000, direct marketer of information technology products and services. From 1986 to 1995, he was a partner in the assurance and advisory services practice of Deloitte & Touche LLP. Mr. Wilson also serves as a director of ARIAD Pharmaceuticals, Inc., Edgewater Technology, Inc. and FairPoint Communications, Inc. Mr. Wilson’s qualifications to serve on the Board include his extensive experience in financial accounting and reporting and his ability to evaluate financial results and generally oversee the financial reporting process of a publicly traded corporation.

EXECUTIVE OFFICERS

The names of our executive officers, who are not directors, along with certain biographical information furnished by them, are set forth below:

Name	Age	Title
David J. Brady	52	Senior Vice President, Human Resources
Mark J. Casey	48	Senior Vice President, General Counsel and Secretary
David P. Harding	46	Senior Vice President and General Manager, International
Peter K. Soltani	51	Senior Vice President and General Manager, Breast Health Line of Business
Jay A. Stein	69	Chairman Emeritus, Senior Vice President and Chief Technical Officer
Steven S. Williamson	39	Senior Vice President and General Manager, GYN Surgical Products

Executive officers are chosen by and serve at the discretion of our Board of Directors.

Mr. Brady joined us in May 1995 as Manager, Human Resources and served as such until January 1998 when he was promoted to Director, Human Resources. Following this promotion in September 2000 he was promoted to Vice President, Human Resources & Facilities Administration. In February, 2003, Mr. Brady was appointed Senior Vice President, Global Human Resources & Facilities Administration. Prior to joining us Mr. Brady served as Manager of Human Resources at IPL Systems.

Mr. Casey joined us in October 2007 in connection with our merger with Cytyc. Mr. Casey is our Senior Vice President, General Counsel and Secretary. Prior to joining us, Mr. Casey held the position of Vice President, Deputy General Counsel and Chief Patent Counsel at Cytyc where he joined in 2002 as Assistant General Counsel and Chief Patent Counsel. Prior to joining Cytyc, Mr. Casey served as an attorney for Boston Scientific from 1998-2002 and EMC Corporation from 1996-1998. Mr. Casey joined Digital Equipment Corporation’s (DEC) law department in 1992, where he served until 1996. Prior to this, Mr. Casey held various engineering positions with DEC and AT&T Network Systems from 1985 through 1992. Mr. Casey received a B.S. in Electrical Engineering from Syracuse University and a J.D. from Suffolk University.

Mr. Harding joined us in October 2007 in connection with our merger with Cytyc. Mr. Harding is our Senior Vice President and General Manager, International, a role he assumed in early 2010. Prior to this, he was Senior Vice President and General Manager of our Interventional Breast Solutions business. While at Cytyc, Mr. Harding was Senior Vice President and President, Cytyc International and, prior to that, Vice President of Marketing. From 1993 to 2004, Mr. Harding was an Associate and then Principal at McKinsey & Company, where he served as a strategy consultant in a variety of industries with a focus on sales and marketing management. Prior to McKinsey, Mr. Harding was in a variety of engineering roles at JAE Oregon and Rockwell International. Mr. Harding earned his MBA from the Wharton School of the University of Pennsylvania and his Bachelor of Science degree in Aerospace Engineering from the University of Southern California.

Dr. Soltani joined us in November 2000 as Vice President and General Manager of Direct Radiography Corp. and served as such until September 30, 2007, when he was appointed to manage our Breast Health line of business. He currently serves as Senior Vice President and General Manger, Breast Health Line of Business. Prior to joining us, Dr. Soltani served as General Manager, NDT Business Group, Digital Systems at AGFA Corporation from 1999 to November 2000. From 1994 to 1999, Dr. Soltani served as General Manager, Imaging Systems Division of Liberty Technologies, a division of Crane Nuclear, Inc. Prior to joining Liberty Technologies, Dr. Soltani was with Quantex Corporation, serving as Vice President, Technology from 1992 to

1994, Director, Product Development from 1990 to 1992 and as a Senior Staff Scientist from 1986 to 1990. Dr. Soltani is the principal author or co-author of a number of patents related to digital imaging technologies and has published numerous articles on digital imaging. Dr. Soltani received a Ph.D. in Materials Engineering from the University of Maryland in 1994.

Dr. Stein, a co-founder, Chairman Emeritus, Senior Vice President and the Chief Technical Officer of the Company, has served as Executive or Senior Vice President and Chief Technical Officer of the Company since its organization in October 1985. Since October 2007, Dr. Stein has served as Chairman Emeritus pursuant to which he continues to participate in meetings of the Board. He served as a director of the Company from October 1985 through October 2007, including as Chairman of the Company’s Board from June 2001 to November 2002. Dr. Stein received a Ph.D. in Physics from The Massachusetts Institute of Technology. He is the principal author of nineteen patents involving X-ray technology.

Mr. Williamson joined us in October 2007 in connection with our merger with Cytyc. Mr. Williamson is our Senior Vice President and General Manager, GYN Surgical Products, responsible for managing our surgical line of business, a role he assumed in December 2009. Prior to this, Mr. Williamson had served as Vice President of Sales and Marketing for GYN Surgical Products since January 2009. Mr. Williamson was promoted to Vice President of Sales of Cytyc in January 2006 and performed various sales, marketing, and sales management roles at Cytyc prior to that promotion. Mr. Williamson served NovaCept as a Territory Manager before NovaCept was acquired by Cytyc in March 2004. Prior to joining NovaCept, Mr. Williamson held a range of sales and marketing positions, most notably with the Endoscopic Technologies group of C.R. Bard, Inc. Mr. Williamson holds a M.B.A. from Bentley College and a B.B.A. from the Isenberg School of Management at the University of Massachusetts.

GOVERNANCE OF THE COMPANY

The Board of Directors has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Corporate Development Committee. The Board is composed of a majority of “independent” directors, and all of the committees are composed entirely of “independent” directors, as such term is defined in the listing standards of The Nasdaq Stock Market. The Board has determined that the following directors are “independent,” according to the above definition: Sally Crawford, David LaVance, Nancy Leaming, Lawrence Levy, Christiana Stamoulis, Elaine Ullian, and Wayne Wilson. In addition, the Audit Committee is composed entirely of “independent” directors as such term is defined in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.

The Board has adopted a charter for each of the four standing committees that addresses the make-up and functioning of such committee. The Board has also adopted corporate governance guidelines, a code of business conduct that applies to all of our employees, officers and directors and a code of ethics (included in the code of business conduct) that applies specifically to senior financial officers. The charters for each of the four standing committees, the corporate governance guidelines, and the code of business conduct, including the code of ethics for senior financial officers, are all publicly available on the Company’s website at www.hologic.com.

Board Leadership Structure

We separate the role of Chief Executive Officer from the leadership of our Board in recognition of the different roles of each position and to foster independent leadership of our Board. Previously, because the Chairman of the Board was also an executive officer, we designated a Lead Independent Director from among the independent members of the Board, to be the leader of our Board. On July 28, 2011, in connection with his transition to the position of Global Strategic Advisor, John W. Cumming resigned from the position of Chairman of the Board and the Board appointed David R. LaVance, Jr., formerly the Company’s Lead Independent Director, as the new Chairman of the Board. As a consequence of the status of Mr. LaVance as an independent Chairman of the Board, the role of Lead Independent Director was eliminated.

The Company’s Chairman of the Board chairs and presides over meetings of the Board and serves as a liaison between the independent directors and management. The authority and responsibilities of the Chairman of the Board further include the following:

•

advise and consult with the Chief Executive Officer, senior management and the Chairperson of each committee of the Board as to the appropriate information, agendas and schedules of Board and committee meetings;

•	advise and consult with the Chief Executive Officer and senior management as to the quality, quantity and timeliness of the information submitted by management to the independent directors;

•	recommend to the Chief Executive Officer and the Board the retention of advisers and consultants to report directly to the Board;

•	call meetings of the Board or executive sessions of the independent directors;

•	develop the agendas for and preside over executive sessions of the Board’s independent directors; and

•	coordinate with the independent directors in respect of each of the foregoing.

Risk Oversight

Our Board is responsible for risk oversight. A fundamental part of risk oversight is to understand the risks the Company faces, the steps management is taking to manage those risks and to assess our appetite for risk. Risk management systems, including our internal auditing procedures, internal controls over financial reporting and corporate compliance programs, are designed in part to inform management about our material risks. It is management’s responsibility to manage risk and bring to the Board’s attention material risks facing the Company. Our Board receives regular reports from management on matters relating to strategic and operational initiatives, financial performance and legal developments, including the enterprise-risk exposures related thereto. The involvement of the Board in the oversight of our strategic planning process is a key part of its assessment of the risks inherent in our corporate strategy. While the Board has overall responsibility for risk oversight, the Board delegates to its committees responsibility for oversight of risks associated with each committee’s respective areas of responsibility.

At the Compensation Committee’s direction, our Senior Vice President, Human Resources, Vice President of Human Resources and other members of the human resources and finance department, in conjunction with the Compensation Committee’s independent compensation consultant and the Company’s outside legal counsel, assisted in the conduct of a risk assessment of our compensation programs, including our executive compensation programs. The Compensation Committee and its independent compensation consultant reviewed and discussed the assessment, and the Compensation Committee concurred with management’s assessment that the Company’s compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

Meetings of the Board of Directors and its Committees

The Board met eighteen (18) times during the fiscal year ended September 24, 2011 and each of our directors attended at least 75 percent of the total number of meetings of the Board and all committees of the Board on which he or she served. During fiscal 2011, the independent directors of the Board met in executive session during each of the Board’s quarterly regular meetings and at such other Board and committee meetings as the independent directors elected.

Director Nomination Process

As provided in its charter, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors. The Nominating and Corporate Governance Committee seeks to identify and evaluate director candidates and may rely on input provided by a number of sources, including the Nominating and Corporate Governance Committee members, our other directors or officers, our stockholders, and third parties such as professional search and screening firms.

In evaluating potential candidates for director, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials including: character and integrity, business acumen, experience, commitment and diligence. The Nominating and Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director. It does not, however, have a formal policy in this regard. The Nominating and Corporate Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. During the past year, Mr. Cumming, who served as our Chairman and Chief Executive Officer until November 2009, resigned from the Board in connection with his ongoing transition to the role of Global Strategic Advisor. Following that resignation, the Nominating and Corporate Governance Committee recommended the appointment of Ms. Stamoulis to the Board, and on November 1, 2011, the Board so appointed Ms. Stamoulis. Factors considered by the Nominating and Corporate Governance Committee in reviewing Ms. Stamoulis’ qualifications included her solid foundation in strategic development coupled with her extensive experience in executing initiatives for growth in the medical products field and related industries. In connection with this review, we engaged a third party firm to conduct a background check of Ms. Stamoulis and each member of the Nominating and Corporate Governance Committee interviewed Ms. Stamoulis. The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities. Generally, directors should be individuals who have succeeded in their particular field and who demonstrate integrity, reliability, knowledge of corporate affairs and an ability to work well with others. The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board.

The Nominating and Corporate Governance Committee will consider stockholder recommendations for candidates for the Board using the same criteria described in the preceding paragraph. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating stockholder’s ownership of the Company’s stock should be sent to the attention of the Corporate Secretary, Hologic, Inc., 35 Crosby Drive, Bedford, MA 01730. If you wish to formally nominate a candidate you must follow the procedures described in Section 1.4 of our bylaws.

Audit Committee

The Audit Committee is responsible for assisting our Board in the oversight of (i) our financial reporting process, accounting functions, internal audit functions and internal controls over financial reporting, and (ii) the qualifications, independence, appointment, retention, compensation and performance of our independent registered public accounting firm. In addition, the Audit Committee, among other things, reviews and approves related-party transactions (unless such review and approval has been delegated to another committee consisting solely of independent directors).

None of the current members of the Audit Committee are employees of the Company and our Board has determined that each member of the Audit Committee is independent (as independence is defined in the current listing standards of the Nasdaq Stock Market and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended). The Audit Committee met thirteen (13) times during fiscal 2011. Ms. Leaming and Messrs. Wilson, LaVance and Levy are the current members of the Audit Committee. Ms. Leaming serves as Chairperson.

Audit Committee Financial Expert. The Board has determined that each of Messrs. Wilson and LaVance and Ms. Leaming qualify as an “audit committee financial expert,” as that term is defined in Item 407(d) of

Regulation S-K, and “independent” for purposes of current listing standards of The Nasdaq Stock Market and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.

Compensation Committee

The primary functions of the Compensation Committee include (i) reviewing and approving the compensation for each of our executive officers and such other of our senior officers as the Compensation Committee deems appropriate, (ii) evaluating the performance, as it relates to their compensation, of the Chief Executive Officer, the other executive officers and such other senior officers as the Compensation Committee deems appropriate, (iii) overseeing the administration and the approval of grants and terms of equity awards under our equity-based compensation plans, (iv) reviewing and approving other compensation plans as the Compensation Committee deems appropriate, (v) general oversight of risks associated with our compensation policies and practices, and (vi) approving and/or recommending compensation for members of the Board, and each committee thereof, for review and approval by the Board. The Board and Compensation Committee may delegate limited authority to executive officers or other directors of the Company to grant equity awards to non-executive officers. Currently, David J. Brady, our Senior Vice President, Human Resources, has been delegated such authority, subject to terms, conditions and limitations previously approved by the Compensation Committee and the Board, with each of Messrs. Cascella and Muir authorized to serve as an alternate to Mr. Brady at times when Mr. Brady is not otherwise available.

The Compensation Committee met eleven (11) times during fiscal 2011.

Compensation Committee Interlocks and Insider Participation. The current members of the Compensation Committee are Ms. Crawford, Ms. Ullian, Ms. Leaming and Messrs. LaVance and Wilson. Ms. Crawford serves as Chairperson. No member of the Compensation Committee is or has ever been an executive officer or employee of the Company (or any of its subsidiaries) and no “compensation committee interlocks” existed during fiscal 2011.

For further information about our processes and procedures for the consideration and determination of executive and director compensation, please see “Executive Compensation — Compensation Discussion and Analysis,” below.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for recommending to the Board potential candidates to be nominated for election or appointment as our directors as well as consideration of issues relating to the corporate governance of the Company, including evaluating the performance of the Board and its committees, developing and periodically reviewing our corporate governance guidelines, reviewing and recommending to the Board any changes to the committee charters, recommending the membership and chair of our Board committees and leading the succession planning process for our executive officers. The Nominating and Corporate Governance Committee also considers suggestions regarding possible candidates for director as described above under “Director Nomination Process.”

The Nominating and Corporate Governance Committee met five (5) times during fiscal 2011. Ms. Ullian and Messrs. Levy and LaVance are the current members of the Nominating and Corporate Governance Committee. Ms. Ullian serves as Chairperson.

Corporate Development Committee

The Corporate Development Committee was formed in September 2004 to assist the Board in its oversight of strategic and investment transactions, financing activities and such other matters of a strategic nature as may be delegated to it from time to time by the Board.

The Corporate Development Committee met five (5) times during fiscal 2011. Ms. Stamoulis and Messrs. LaVance, Wilson and Levy are the members of the Company’s Corporate Development Committee. Mr. Levy serves as Chairperson.

Code of Ethics

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, we have, as a part of our Code of Business Conduct, adopted a Code of Ethics for Senior Financial Officers that applies to our principal executive officer, principal financial officer, principal accounting officer, controller, and other persons performing similar functions.

Attendance by Directors at the Annual Meeting of Stockholders

Our Board has scheduled a Board meeting in conjunction with the annual meeting of stockholders. Our directors are encouraged to attend the annual meeting of stockholders on March 6, 2012. All directors then serving on our Board attended the annual meeting of stockholders held on March 2, 2011.

Stockholder Communications with the Directors

Stockholders may contact our Board of Directors and committees thereof by writing to them c/o Investor Relations, Hologic, Inc., 35 Crosby Drive, Bedford, MA 01730. All communications directed to our Board of Directors or a committee thereof will be delivered to our Board of Directors or the appropriate committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview and analysis of our compensation programs, the compensation decisions we have made under those programs, and the factors we considered in making those decisions with respect to the compensation earned by the following individuals, who as determined under the rules of the SEC are collectively referred to herein as our “named executive officers”:

•	Robert A. Cascella, President and Chief Executive Officer;

•	Glenn P. Muir, Executive Vice President and Chief Financial Officer;

•	Mark J. Casey, Senior Vice President, General Counsel and Secretary;

•	David P. Harding, Senior Vice President and General Manager, International;

•	Dr. Peter K. Soltani, Senior Vice President and General Manager, Breast Health Line of Business; and

•	John W. Cumming, who served as an executive officer and Chairman until July 28, 2011, and currently serves as Global Strategic Advisor and is no longer an executive officer of the Company.

Overview

We are a developer, manufacturer and supplier of premium diagnostics, medical imaging systems and surgical products dedicated to the healthcare needs of women. The healthcare industry in general, and the markets in which our products compete, are highly competitive and characterized by continual change and improvement in technology. Many of our competitors and potential competitors are larger and have greater financial resources than we do and offer a range of products broader than our products. We also compete for personnel with earlier stage companies that may offer attractive growth and potentially larger equity compensation opportunities. Our ability to compete effectively in the markets within which we operate depends to a large extent on our success in identifying, recruiting, developing and retaining key management personnel.

Our compensation programs for our executives are designed to align compensation objectives with our business strategies and to encourage our executives to focus on creating sustainable long-term growth and stockholder value. A key element of our human resource strategy is the design and implementation of compensation plans, programs and arrangements that:

•	provide a comprehensive approach to executive compensation;

•	provide competitive and differentiated levels of pay based on corporate and individual performance;

•	help attract and retain superior executive talent; and

•	reinforce the alignment of the interests of the members of our executive management team with those of our stockholders.

To that end, we believe that our compensation plans should motivate performance among our executive officers within an entrepreneurial, incentive-driven culture, and that compensation levels should reflect both our short- and long-term performance objectives.

Over the last several years, we have faced the ongoing challenges posed by macroeconomic conditions and the changing healthcare regulatory environment. Market acceptance of our medical products in the United States and other countries is dependent upon the medical equipment purchasing and procurement practices of our customers, patient demand for our products and procedures and the reimbursement of patients’ medical expenses by government healthcare programs, private insurers or other healthcare payors. The continuing uncertainty surrounding worldwide financial markets and macroeconomic conditions has resulted in increasing focus on cost containment efforts and caused purchasers of medical equipment to decrease or delay their medical equipment purchasing and procurement activities. Additionally, economic uncertainty and unemployment have resulted in cost-conscious consumers focusing on acute care rather than wellness, which has adversely affected demand for our products and procedures.

Fiscal 2011. Notwithstanding these challenges and uncertainties, we were successful in improving our performance in fiscal 2011 and, we believe, setting the stage for achieving our long-term objectives for growth and enhancing stockholder value. Two of our more significant accomplishments included obtaining FDA approval for our 3D Tomosynthesis capability, the culmination of many years of effort, and our expansion of direct distribution and manufacturing capabilities into China through the completion of two acquisitions. We believe realization of the full potential of these accomplishments will require continued long-term investment and effort. These and other achievements in fiscal 2011 include the following:

General Business Performance and Financial Accomplishments:

•	Our revenues increased by 6.5%, to $1.79 billion in fiscal 2011 from $1.68 billion in fiscal 2010.

•

Our non-GAAP adjusted net income increased 8.4% to $333.8 million, or $1.26 per diluted share, in fiscal 2011 compared to $308.0 million, or $1.18 per diluted share, in fiscal 2010 (the definition of our non-GAAP adjusted net income and our reconciliation of our non-GAAP net income and adjusted earnings per share (“EPS”) to our GAAP net income and EPS is provided in Appendix A to this information statement).

•	We were able to achieve gross profit margins in excess of 50%.

•	We maintained strong cash flow, achieving cash flow from operations of $456 million.

•

We continued to maintain or improve our market share for most of our major product lines, including maintaining a number one market share for many of our products in the U.S., including our Selenia and Dimensions digital mammography systems, ThinPrep Pap Test and NovaSure endometrial ablation system.

•

We successfully refinanced $450 million in outstanding principal amount of our convertible notes with new convertible notes of the same principal amount, which extended the original put date of those notes by three years (to December 2016), thereby improving our longer-term liquidity and overall financial flexibility.

FDA Approval Success:

•

We obtained FDA approval for the sale of our innovative Dimensions 3D Tomosynthesis system, the first and, as of the date of this information statement, only such system to receive FDA approval. The introduction of the 3D Tomosynthesis capability was an important growth driver for our Breast Health business segment in fiscal 2011. Although we cannot assure such growth will continue, we expect 3D Tomosynthesis to be a continued long-term growth driver for our business as we invest in promoting the adoption of 3D Tomosynthesis as a new standard of care.

•

We received approval or clearance for a number of new products and product enhancements, including FDA clearance of the Trident specimen radiography system, the Sentinelle MRI Endo Coil Array for pelvic exams, including prostate imaging, a new 16 channel Sentinelle MRI Breast Coil, and CE Marking for the Cervista MTA (Medium Throughput Automation System).

Acquisition Success:

•

Through the acquisitions of TCT International Co., Ltd. and Beijing Healthcome Technology Company, Ltd. in China we significantly strengthened our presence and capabilities in this large and growing important market.

•

TCT is a distributor of medical products, including the Company’s ThinPrep Pap Test, related instruments and other diagnostic and surgical products. Our acquisition of TCT provides us with an established nationwide sales organization and customer support infrastructure in China.

•

Healthcome is a developer and manufacturer of medical equipment, including analog mammography products targeted to lower tier hospital segments in China. Healthcome had been collaborating with our research and development team to integrate our digital detector with the Healthcome mammography platform. This acquisition provides the Company with manufacturing capability in China and additional access to the Chinese markets.

•

We completed our acquisition of Interlace Medical, Inc., a developer, manufacturer and supplier of the MyoSure hysteroscopic tissue removal system. The MyoSure system is a new and innovative tissue removal device that is designed to provide incision-less removal of fibroids and polyps within the uterus.

As a result of these significant accomplishments, our fiscal 2011 corporate financial targets under our short-term incentive plan were met at approximately target, with bonus payouts to our named executive officers under that plan reflecting those achievements. Additional bonuses were also paid to certain members of our management team (excluding the Chief Executive Officer and Chief Financial Officer who were not eligible to receive such discretionary bonuses), primarily for their successful efforts in obtaining FDA approval of our Dimensions 3D Tomosynthesis capability, and in coordinating, completing and assisting in the integration of our fiscal 2011 acquisitions and global expansion, while maintaining and supporting the growth of our core businesses as noted above.

The following graphs highlight our successful advances relative to our recent and historical performance for revenue and non-GAAP adjusted EPS (the reconciliation of our non-GAAP adjusted EPS to our GAAP EPS is provided in Appendix A to this information statement). Revenue, subject to certain adjustments, and non-GAAP adjusted EPS have served as the two most important metrics in determining payouts under our short-term incentive plan for the last three fiscal years.

Notwithstanding our many financial and strategic accomplishments in fiscal 2011, our stock price has remained volatile in this difficult market environment and, as a result, our fiscal 2011 total return to stockholders has remained disappointing. As a large portion of our annual compensation to our named executive officers has been in the form of long-term equity awards, and those awards have been heavily weighted to stock options, we believe that the interests of our management team remain strongly aligned with those of our stockholders. In fiscal 2011, 75% of the total value of our long-term equity awards for our named executive officers was in the form of stock options with a five-year vesting schedule and a seven-year term, and 25% was in the form of restricted stock units with a four year vesting schedule. We believe weighting our long-term equity awards in favor of stock options aligns the incentives of our executives with the interests of our stockholders and our long-term performance by directly tying a large portion of the value that may be realized from our equity compensation to an increase in our stock price. As noted above, we believe our accomplishments in fiscal 2011 have set the stage for more robust growth of our business. However, factors that may adversely affect our ability to achieve such growth are set forth in our Annual Report on Form 10-K, our press releases and other filings with the Securities and Exchange Commission.

Recent Changes in Compensation Practices and Programs. We continually review our compensation practices to reflect the changing economic and competitive environment and to further align the pay of our executive officers with our performance and business strategies. The following reflect recent changes to our compensation programs:

•

We scaled back for fiscal 2011 and 2012 the value of the annual long-term equity incentive grants made to our most senior executive officers, reflecting both a modification to our peer group in response to our current performance and a reduction of the benchmarking percentile as compared to this revised peer group. In connection with this adjustment, we reduced the total value of the annual equity awards (stock options and restricted stock units) granted to our Chief Executive Officer, and our Chief Financial Officer, as follows:

•	the value of Mr. Cascella’s total equity awards was reduced by approximately $1.8 million, from approximately $4.8 million in fiscal 2010 to approximately $3.0 million in fiscal 2011; and

•	the value of Mr. Muir’s total equity awards was reduced by approximately $1.4 million, from approximately $2.6 million in fiscal 2010 to approximately $1.2 million in fiscal 2011.

•	We reduced the benefits under change of control agreements with our senior executive officers, including:

•	replacing the “single trigger” for incentive payments, accelerated vesting and other benefits with a “double trigger” mechanism;

•	eliminating special retention bonuses; and

•	eliminating Section 280G excise tax gross-up provisions as of December 31, 2011.

•	We have not renewed retention agreements with our named executive officers.

•

We made our final long-term retention payment to Mr. Cascella in October 2010 (the first quarter of fiscal 2011), under a retention agreement we entered into with Mr. Cascella in October 2007 in conjunction with the completion of our business combination with Cytyc Corporation and his associated waiver of benefits relating to that business combination under his then existing change of control agreement.

•

We made our final retention payment to Mr. Cumming in November 2011, under a transition agreement we entered into with Mr. Cumming in November 2009 in connection with his transition from the position of Chief Executive Officer and his associated waiver of benefits relating to the Cytyc business combination under his then existing change of control agreement.

•	As a result of these final payments, we have no further outstanding retention payment obligations to any of our named executive officers.

•	We adopted share ownership guidelines for our Chief Executive Officer and all non-employee directors.

Following our Annual Meeting of Stockholders in March 2011, we also considered the advisory vote of our stockholders on executive compensation when reviewing our compensation decisions and policies. Of those stockholders voting, on an advisory basis for or against the proposal, approximately 179 million shares (82%) voted to approve our executive compensation and approximately 40 million shares (18%) voted against approval. We considered this vote as generally supportive of our compensation decisions and policies.

Historical CEO Compensation. Mr. Cascella joined us as Chief Operating Officer in 2003 and succeeded Mr. Cumming as Chief Executive Officer in November 2009, the beginning of fiscal 2010. Mr. Cumming became our Chief Executive Officer in 2001 and served in that capacity until November 2009. After transitioning from Chief Executive Officer, Mr. Cumming served as an executive officer and Chairman until July 2011, and since July 2011 has served as Global Strategic Advisor and is no longer an executive officer of the Company.

Under the leadership and guidance of Messrs. Cumming and Cascella, we have grown from a company of approximately 800 employees, $180 million in revenue and market capitalization of $80 million ($1.26 per share, as adjusted for stock splits) as of the completion of fiscal 2001, to a company of over 5,000 employees, approximately $1.8 billion in revenue and market capitalization of approximately $4.1 billion ($15.60 per share) as of the completion of fiscal 2011, for an annualized return to stockholders during that period of over 28%. Our growth during this period included our transformational business combination with Cytyc Corporation, which was completed in October 2007, the beginning of fiscal 2008.

In connection with the Cytyc business combination, we issued more than 50% of our outstanding shares of Common Stock, as measured immediately after the completion of the transaction, to the former stockholders of Cytyc. As a result, this transaction constituted a change of control under our then existing “single trigger” change of control agreements with certain of our executive officers, including Messrs. Cascella and Cumming. However, Messrs. Cascella and Cumming each voluntarily conditionally waived all payments and other benefits that would have otherwise been due under their change of control agreements. At that time, the total change of control and associated payments and benefits waived by each of Messrs. Cascella and Cumming, including the then intrinsic value of unvested stock options and restricted stock units that otherwise would have vested under their change of control agreements, totaled approximately $5.6 million and $8.3 million, respectively.

The business combination with Cytyc, including the associated waiver of change of control benefits, resulted in certain compensation decisions relating to each of Messrs. Cascella and Cumming that were not part of our normal annual compensation programs, including the following:

•

In recognition that the Cytyc business combination was transformational, we provided for a double grant of equity awards in January 2008 for all key employees, including Messrs. Cascella and Cumming, consisting of “sign-on” equity awards in addition to our “annual” equity awards. These sign-on awards duplicated the January 2008 annual awards and have not been repeated.

•

We entered into a three-year retention agreement with Mr. Cascella in October 2007, providing for the grant of restricted stock units valued at $1.0 million and the payment of a $1.0 million cash bonus, each of which became vested and were payable, as applicable, if Mr. Cascella remained employed by us as an executive officer for three years.

•

We entered into a transition agreement with Mr. Cumming in November 2009, when he stepped down our as Chief Executive Officer, which included our obligation to make transition payments totaling $5.2 million to Mr. Cumming, approximately equal to the payments he conditionally waived under his change of control agreement at the time of the Cytyc business combination.

Messrs. Cascella’s and Cumming’s compensation during the period following the completion of our acquisition of Cytyc also includes our payment of retention bonuses of $1.0 million and $1.5 million, respectively, to Messrs. Cascella and Cumming in fiscal 2009, pursuant to retention agreements that we entered into with those officers in fiscal 2006 in lieu of awarding stock options. No stock options were issued to Messrs. Cascella or Cumming in fiscal 2006.

It is not our policy generally to enter into retention agreements. The final retention payments under our retention and transition agreements with Messrs. Cascella and Cumming were made in October 2010 and November 2011, respectively. As a result, we have no further outstanding retention payment obligations to any of our named executive officers. Mr. Cascella’s retention agreement and Mr. Cumming’s transition agreement are described in further detail herein under the heading “Extraordinary Elements of our Compensation Program.”

Total annual compensation of our Chief Executive Officer during the last three fiscal years peaked in fiscal 2009, the first fiscal year following our transformational business combination with Cytyc, at approximately $10.5 million for Mr. Cumming, and since Mr. Cascella became our Chief Executive Officer at the beginning of fiscal 2010, has decreased to approximately $6.3 million in fiscal 2010 and approximately $6.0 million in fiscal 2011. Excluding the special retention payments mentioned above, annual compensation of our Chief Executive Officer was approximately $9.0 million, $6.3 million and $5.0 million in fiscal 2009, 2010 and 2011, respectively. As set forth herein, fiscal 2012 option grants were made in November 2011 at levels comparable to fiscal 2011, and there are no further retention or other similar payments due to our Chief Executive Officer.

The following graph outlines how the Chief Executive Officer’s total direct compensation, as set forth in the Summary Compensation Table provided immediately following our Compensation Committee Report included herein, has steadily declined over the last three fiscal years.

Future Compensation. In the face of the ongoing macroeconomic and regulatory challenges and market uncertainty, we believe it remains as critically important as ever to continue to provide our executives with a balance of competitive compensation and short-term and long-term incentives. We believe that proper incentives will help us meet these challenges in the coming years. To that end, we plan to continue to review and adjust our compensation programs and practices on an ongoing basis in order to attract and retain the superior executive talent necessary to maintain our competitive position, develop and capitalize on additional market opportunities and lead us into the future. Set forth below is a more complete description of our compensation philosophy and objectives, and how each have been reflected in the implementation of our compensation programs and decisions.

Who oversees our executive compensation plans, programs and arrangements?

The compensation and benefit programs for our senior executives and our incentive compensation plans are overseen by the Compensation Committee (the “Committee”) of our Board. Committee membership is determined by our Board and, consistent with the listing requirements of the Nasdaq Global Select Market as well as Section 162(m) of the Internal Revenue Code (the “Code”), the Committee is composed entirely of independent, non-employee members of the Board. During fiscal 2011, the Committee was comprised of Sally W. Crawford, David R. LaVance, Jr., Nancy L. Leaming, Elaine S. Ullian and Wayne Wilson. Ms. Crawford is the Chairperson of the Committee.

The Committee’s authority and responsibilities are specified in the Committee’s charter. The Committee meets regularly throughout the year. At Committee meetings, non-Committee independent members of the Board and others such as the Chief Executive Officer, the Chief Financial Officer, the Senior Vice President, Human Resources and other senior human resource employees, legal officers or external consultants or counsel, may be invited to provide information, respond to inquiries of the Committee and generally provide support to the Committee. The Committee also works directly with senior employees in our human resources department, and with one or more independent compensation consulting firms that do not otherwise provide services to us.

During fiscal 2011, Mr. Cascella reviewed the performance and compensation of the named executive officers, other than himself, and made recommendations as to their compensation to the Committee. Neither Mr. Cascella nor our other executive officers participated in the deliberations of the Committee regarding such officer’s own compensation.

Mr. Muir provided input relating to the financial targets to be established for our short-term incentive plan described below, and provided data and analysis regarding the impact of the executive compensation programs on our financial performance.

Messrs. Cascella and Muir further assisted the Committee by providing their collective input on:

•	the financial impact of the bonus pool under our short-term incentive plan and the awards under our long-term incentive plans;

•	the establishment of the short-term financial and non-financial performance goals that are used as benchmarks in many of our compensation plans;

•	current financial performance updates regarding achievement for our short-term incentive plan; and

•	the compensation program’s ability to attract, retain and motivate the level of executive talent necessary for our continued success.

What are our compensation principles?

Our ability to compete effectively in the markets within which we operate depends to a large extent on our success in identifying, recruiting, developing and retaining key management personnel. A key element of our human resource strategy is the design and implementation of compensation plans, programs and arrangements that:

•	provide a comprehensive approach to executive compensation;

•	provide competitive and differentiated levels of pay based on corporate and individual performance;

•	help attract and retain superior executive talent; and

•	reinforce the alignment of the interests of the members of our executive management team with those of our stockholders.

Committee decisions are guided by the following basic principles:

Pay for performance — We believe that our compensation plans should motivate high performance among our executive officers within an entrepreneurial, incentive-driven culture. We believe that compensation levels should reflect both our short- and long-term performance objectives. With respect to our short-term performance, we believe that our compensation plans should provide the flexibility to reflect the extent to which goals are missed, met or exceeded, while taking into account external factors as well as an individual’s ability to directly influence the Company’s results. We believe that with respect to our long-term performance, rewards realized under our long-term equity compensation plans should be driven largely by increasing stockholder returns, which also increases stockholder value;

Support our business strategy — We aim to design compensation plans that align compensation objectives with our business strategies and that enable a focus on creating sustainable, long-term growth and stockholder value;

Pay competitively — We aim to establish overall target compensation (compensation received when achieving expected results) that is competitive with that being offered to individuals holding comparable positions at other public companies with which we compete for business and talent; and

Focus on total compensation — We seek to use a mix of all available compensation components including base salary, annual incentives, long-term incentives, and benefits and perquisites in designing competitive compensation packages.

Over time, we believe these principles will help us to successfully identify, recruit, develop and retain talented employees who are committed to our success.

What are our executive compensation objectives?

Consistent with the basic principles of our compensation philosophy, the Committee’s compensation decisions with respect to our executive officers are guided by the following objectives, each of which are designed to facilitate our long-term success:

Drive superior performance — Our compensation plans for executive officers are designed to encourage our leaders to achieve and exceed established performance targets;

Focus on long-term success — Our compensation plans for executive officers include a variety of long-term incentive plans designed to encourage executives to focus on our long-term success and the creation of lasting stockholder value; and

Retain key executives — Our compensation plans for executive officers are focused on enabling the retention of those executives who have demonstrated superior talent and performance and whose continued employment is important to our future success.

What components comprise our executive compensation programs?

The Committee determines the elements of our executive compensation program and has selected the following compensation elements (discussed in detail below) as the core components of our compensation program designed to promote our pay-for-performance philosophy and achieve our compensation program goals and objectives:

Short-Term Compensation Elements

Element	Role and Purpose
Base Salary	Attract and retain executives and reward their skills and contributions to the day-to-day management of the Company.

Short-Term Incentive Plan (Cash Bonus)	Motivate the attainment of annual financial, strategic, operational and individual goals by paying bonuses determined by the achievement of specified performance targets and objectives, as well as providing a smaller discretionary pool to reward extraordinary achievements or achievements not otherwise reflected in the specified targets or objectives.

Long-Term Compensation Elements

Element	Role and Purpose
Stock Options, Restricted Stock Unit Awards and our Nonqualified Deferred Compensation Plan	Motivate the attainment of long-term value creation, align executive interests with the interests of our stockholders, create accountability for executives to enhance stockholder value and promote long-term retention by providing for multi-year vesting schedules applicable to these awards.

Change of Control and Severance Agreements	Promote long-term retention and align the interests of executives with stockholders during the negotiation of a potential change of control transaction.

Benefits

Element	Role and Purpose
Employee Benefit Plans and Perquisites	Promote financial security and provide other benefits commensurate with those offered by peer group companies.

The Committee has in special and limited circumstances entered into retention and/or transition agreements with its senior executive officers, typically in the context of a significant corporate event such as an acquisition or an important transition in the leadership of the Company. Upon the completion of our transformational business combination with Cytyc Corporation in October 2007, we entered into a number of agreements with executive officers of both Cytyc and the Company in order to facilitate the successful combination of the two entities. Most recently we entered into a transition agreement with Mr. Cumming in November 2009 in connection with his stepping down as our Chief Executive Officer in order to retain Mr. Cumming’s services to assist with the transition to Mr. Cascella and to ensure that Mr. Cumming was available to continue to provide ongoing critical support for our business, including business development and international operations. Mr. Cumming’s transition agreement was further modified in July 2011, in connection with his stepping down as Chairman of the Board to devote his full attention to business development and international expansion through his new non-executive role as Global Strategic Advisor.

The Committee seeks to allocate the compensation of our named executive officers in a manner designed to achieve total compensation in line with the Committee’s subjective assessment of an individual’s performance and value, as well as the benchmarks established by reference to the compensation practices of companies in our peer group and where appropriate, survey data from a broader index of comparable public companies.

How does the Committee determine the forms and amounts of compensation?

The Committee annually determines the compensation levels for our executive officers by considering several factors, including each executive officer’s roles and responsibilities, how the executive officer is performing those responsibilities, our historical and anticipated future financial performance and the compensation practices of companies in our peer group and where appropriate, survey data from a broader index of comparable public companies.

The Committee retains independent compensation consultants

During fiscal 2011, the Committee engaged an independent compensation consulting firm, Pearl Meyer & Partners (the “Compensation Consultants”), in order to assist the Committee in the discharge of its duties. The Compensation Consultants did not perform any services for us other than as directed by the Committee. The Committee has the authority to terminate or replace the Compensation Consultants at any time.

During fiscal 2011, the Compensation Consultants provided the Committee, among other things, with:

•	a comprehensive review of our executive compensation philosophy and strategy, including revisiting the peer group companies and the criteria for selecting peers;

•	a review of general compensation practices using survey and peer group data;

•	advice regarding competitive levels of executive base salaries, annual performance incentive awards, annual equity awards, executive benefits and perquisites;

•	a review of and proposal to implement stock ownership guidelines for the Chief Executive Officer and non-employee directors;

•	a review of short-term incentive financial performance objectives for fiscal 2012;

•	updates regarding trends in executive compensation and the Dodd-Frank Act;

•	executive retention strategies, succession planning and transition strategies, and

•	support for the preparation of our disclosure in this proxy statement.

The Committee compares our compensation plans to those provided by the competitors in our peer group

A key task undertaken by the Compensation Consultants is to assist the Committee in constructing a tailored group of peer companies to enable the Committee to benchmark the elements of the total direct compensation (base salary, bonus and all long-term incentive plan benefits) paid to our named executive officers and other pay practices. The Committee seeks to maintain a peer group representing a broad, but reasonable, range of companies for comparison based on the following factors:

•

similarities in revenue levels and size of market capitalization (at the time of selection, our peer group revenues ranged from $1.1 billion to $3.9 billion and market capitalization ranged from $2.0 billion to $10.0 billion);

•	similarities to the industries within which we operate (i.e. medical devices, medical equipment, technology and supplies, and diagnostic products);

•	the generally overlapping labor market for top management talent; and

•	our status as a publicly-traded, U.S.-based, non-subsidiary firm.

At the beginning of fiscal 2011, our peer group consisted of the following 15 companies:

• Alere Inc. (formerly Inverness Medical, Inc.)	• C.R. Bard, Inc.	• Kinetic Concepts, Inc.

• Beckman Coulter, Inc.	• DENTSLPLY International Inc.	• Perrigo Company

• Bio-Rad Laboratories, Inc.	• Edwards Lifesciences Corporation	• ResMed Inc.

• Cephalon, Inc.	• IDEXX Laboratories, Inc.	• Varian Medical Systems, Inc.

• Charles River Laboratories International, Inc.	• Intuitive Surgical, Inc.	• Waters Corporation

During fiscal 2011, the Committee, with the assistance of its Compensation Consultant, reviewed the companies included within our peer group in order to monitor potential additions and subtractions to the group. As a result of this review, in April 2011, the Committee elected to adjust the peer group by removing Beckman Coulter, Inc. (due to Beckman Coulter, Inc. being acquired by Danaher Corporation in early 2011), and adding CareFusion Corporation, The Cooper Companies, Inc. and PerkinElmer, Inc. (which fit our peer group criteria and increased the Company’s overall peer group by two to 17 companies). The short- and long-term compensation awarded to executive officers at peer group companies as adjusted in response to this peer group review was used as a benchmark to assist the Committee in making compensation decisions after April 2011.

The Committee determines target levels for executive base pay, short-term incentive pay, long-term incentive pay, and equity awards by reference to benchmark data gathered from publicly available information regarding the compensation practices of the peer group companies listed above, and where appropriate, survey data from a broader index of comparable public companies. While the Committee attempts to base compensation decisions on the most recent market data available, it also recognizes that it must be flexible in its approach to the compensation of our executives in order to react to marketplace trends and Company-specific situations as they arise.

A comparison of each element of the compensation paid to our named executive officers to the compensation received by executives serving in similar positions at peer group companies, or where appropriate at companies comprising a broader index of public companies is presented below.

The Committee uses tally sheets

In order to assess compensation information relative to each of our named executive officers, the Committee reviews individualized tally sheets which set forth the total direct compensation payable to these senior executives. These tally sheets provide a breakdown of each of the various elements comprising a named executive officer’s compensation, including cash compensation (base salary and bonus), long-term incentive compensation (stock options and restricted stock units), and benefits payable under our Nonqualified Deferred Compensation Plan. The tally sheets also provide detailed information regarding outstanding equity awards (vested and unvested with realizable gains), as well as detailed retirement plan holdings/earnings and compensation in various termination scenarios (i.e., voluntary, involuntary, death, disability, retirement and as a result of a change of control).

What specific decisions did the Committee make regarding the various components of our executive compensation programs for fiscal 2011 and why did the Committee make these decisions?

Short-Term Compensation Elements

Base Salary

An executive’s base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent. Base salary represents the minimum payment for a satisfactory level of individual performance as long as the executive remains employed with us. Base salary is set at the Committee’s discretion after taking into account the competitive landscape including the compensation practices of the companies in our selected peer group (and where appropriate, survey data from a broader index of comparable public companies), our business strategy, our short-term and long-term performance goals and individual factors such as position, salary history, individual performance, an individual’s length of service with us and placement within the general base salary range offered to our executive officers.

The salaries established by the Committee for our named executive officers for fiscal 2011 are set forth below.

Fiscal Year 2011 Base Salaries of Named Executive Officers

Name	FY2010 Salary		FY2011 Salary	Percentage Increase	Percentile of FY2011 Salary Against Peer Group
Robert A. Cascella	$860,000		$885,800	3.0%	60%
Glenn P. Muir	$550,000		$566,500	3.0%	>75%(1)
Mark J. Casey	$350,000	(2)	$350,000	0%	50%
David P. Harding	$375,000		$375,000	0%	60%(3)
Peter K. Soltani	$365,000	(4)	$365,000	0%	50%(3)
John W. Cumming	$725,000		$725,000	0%	(5)

(1)	Represents comparison to other Chief Financial Officers. The Committee determined that Mr. Muir, as Executive Vice President, also served in capacities beyond that of a Chief Financial Officer.
(2)	Mr. Casey’s salary increased from $325,000 at the start of fiscal 2010 to $350,000 effective in June 2010, as part of our retention program for senior executives implemented in June 2010.
(3)	The base salaries for Messrs. Harding and Soltani were not benchmarked against the peer group as a result of the lack of publicly available compensation information pertaining to executives serving in similar roles to Messrs. Harding and Soltani at peer group companies. The Committee compared the base salaries of Messrs. Harding and Soltani and against a broader index of survey data gathered from comparable public companies.

(4)	Dr. Soltani’s salary increased from $300,000 at the start of fiscal 2010 to $365,000 effective in June 2010, as part of our retention program for senior executives implemented in June 2010.
(5)	Mr. Cumming’s base salary was not benchmarked against the peer group as a result of the lack of publicly available compensation information pertaining to employees serving in a similar role.

2011 Short-Term Incentive Plan

In December 2010, the Committee approved the 2011 Short-Term Incentive Plan (the “STIP”) which provided most of our key employees, including each of the named executive officers, with the opportunity to earn a performance-based cash bonus. Target bonus amounts for each of our named executive officers under the STIP, as measured as a percentage of base salary were established. The goals under the 2011 STIP included, among other things, consolidated corporate adjusted revenue and adjusted earnings per share goals that were intended to constitute performance-based compensation pursuant to our 2008 Equity Incentive Plan, as amended, and Section 162(m) of the Internal Revenue Code.

The STIP provides that 100% of targeted payout levels will be achieved based on a combination of corporate, divisional and/or individual goals established for each participant. An individual’s bonus components and the weighting of those components are determined by such individual’s role. The maximum bonus amounts payable under the STIP were fixed at 200% of target (e.g., an individual with a target bonus equal to 75% of such individual’s base salary would be eligible to receive a bonus payment in an amount up to a 150% of such individual’s salary). The minimum bonus amounts payable under the STIP is 0% of target. Even if performance targets were achieved, the Committee reserved the right, in its sole and absolute discretion, to reduce the amount of any bonus payout to any STIP participant to reflect the Committee’s assessment of the participant’s individual performance or for any other reason.

The following table outlines the target bonus award opportunities of the named executive officers in fiscal 2011, expressed as a percent of base salary.

Name	2011 Bonus Opportunity Range (Threshold-Target-Max)
Robert A. Cascella	0% -105% - 210%
Glenn P. Muir	0% - 85% - 170%
Mark J. Casey	0% - 50% -100%
David P. Harding	0% - 50% - 100%
Peter K. Soltani	0% - 50% - 100%
John W. Cumming	0% - 85% - 170%

In establishing the STIP and the related performance goals triggering payments under the STIP, the Committee sought to directly tie incentive compensation to key financial and non-financial performance measures in order to align our strategic and financial plans with our short-term compensation policies. In setting these goals, the Committee considered our 2011 budget and investor guidance, current market conditions for our products and services, historical performance, competitor and peer performance, and the unique nature of our various operating divisions and individualized objectives sufficient to encourage each named executive officer to contribute to our overall success.

In conjunction with the STIP, we also established a modest discretionary bonus pool to be separately administered by the Committee to reward special contributions by key employees. Our Chief Executive Officer, Mr. Cascella, our Executive Vice President and Chief Financial Officer, Mr. Muir, and our former Chairman and executive officer, Mr. Cumming, were not eligible to receive bonuses under this discretionary pool.

In keeping with our pay for performance philosophy, payments under the STIP potentially make up a significant portion of an executive’s annual compensation thereby linking a significant component of annual compensation to both individual and Company performance.

How were 2011 bonuses determined under the STIP?

When the Committee adopted the STIP, the Committee established the various components (including Company and individual performance targets) to be measured in awarding bonuses under the STIP and the relative weighting of each component.

The components of the STIP and the relative weighting ascribed to each component for fiscal 2011 for each of our named executive officers were as follows:

2011 Short-Term Incentive Plan Components and Weighting

Executive	Corporate Adjusted Revenue (1)	Corporate Adjusted EPS (2)	Divisional Revenue (3)	Divisional Operating Income (3)	Personal Management Bonus Objectives (4)	Total
Robert A. Cascella	40%	40%	—	—	20%	100%
Glenn P. Muir	40%	40%	—	—	20%	100%
Mark J. Casey	40%	40%	—	—	20%	100%
David P. Harding	20%	20%	30%	10%	20%	100%
Peter K. Soltani	20%	20%	30%	10%	20%	100%
John W. Cumming	40%	40%	—	—	20%	100%

(1)	Adjusted revenue means our consolidated revenue determined in accordance with GAAP, adjusted to remove the effect of acquisitions or dispositions that are completed during the reporting period.
(2)	Adjusted EPS means our consolidated net income (loss) per share (on a fully diluted basis) determined in accordance with GAAP, adjusted to exclude: (i) the non-cash amortization of intangible assets and impairment of goodwill and intangible assets; (ii) acquisition-related charges, including compensation charges for contingent consideration, transaction costs, charges associated with the write-off of acquired in-process research and development, equity award costs related to the accelerated vesting of equity incentives, stay bonuses and other retention payments, the write-up of acquired inventory to fair value, fair value adjustments for contingent consideration required to be recorded as a liability under ASC 805 (Business Combinations); (iii) non-cash interest expense from the amortization of the debt discount related to convertible debt instruments with cash settlement features; (iv) closure, restructuring and divestiture charges and gains; (v) gains/charges associated with settlement of litigation; (vi) gains or losses from the extinguishment of debt (vii) one-time, nonrecurring, unusual or unanticipated charges, expenses or gains, including associated expenses, and (viii) changes in GAAP or the interpretation or application thereof. Furthermore, adjusted EPS shall be adjusted, without duplication, to eliminate other material effects of acquisitions that are completed during the reporting period, including associated revenue, and operating costs and expenses, to the extent material.
(3)	The performance of Messrs. Harding and Soltani with respect to divisional revenues and operating income was measured against targets established by the Committee.
(4)	Personal management bonus objectives were established by the Committee for Mr. Cascella and by Mr. Cascella and the Committee for the other named executive officers as outlined below.

•

Mr. Cascella: personal management bonus objectives were designed to reward the achievement of goals relating to the implementation of the Company’s strategic plan, acquisition and integration of complementary businesses, and senior executive talent management and development.

•

Mr. Muir: personal management bonus objectives were designed to reward the achievement of goals relating to identification, completion and integration of acquisitions, management of the capital structure to support strategic initiatives, and finance talent management and development.

•

Mr. Casey: personal management bonus objectives were designed to reward the achievement of goals relating to litigation resolution, acquisition and integration of complementary businesses, and legal talent management and development.

•

Mr. Harding: personal management bonus objectives were designed to reward the achievement of divisional goals relating to the completion and integration of international acquisitions, and international business unit talent management and development.

•

Dr. Soltani: personal management bonus objectives were designed to reward the achievement of divisional goals relating to breast health business unit product and marketing launch initiatives, market share maintenance and growth, acquisition integration, and divisional talent management and development.

•

Mr. Cumming: personal management bonus objectives were designed to reward the achievement of goals relating to identification, completion and integration of acquisitions, support of international business development, and business development and strategic talent management and development.

2011 Short-Term Incentive Plan Financial Performance Objectives

The following table outlines the threshold, target and maximum financial performance objectives for the 2011 short-term incentive plan:

Financial Performance Objectives	Threshold Performance (0%)	Target Performance (100%)	Maximum Performance (200%)
Corporate Adjusted Revenue	< $1.69 billion	$1.78 billion (1)	$1.9 billion
Corporate Adjusted EPS	< $1.20 per share	$1.26 per share (2)	$1.36 per share
Divisional Revenue (3)	Varies by division- < 70% of target	Varies by division	Varies by division- 125% of target
Divisional Operating Income (4)	Varies by division- < 70% of target	Varies by division	Varies by division- 125% of target

(1)	This revenue target represented an increase of approximately 6.0% from the Company’s consolidated revenue of $1.68 billion in fiscal 2010.
(2)	This EPS target represented an increase of approximately 6.8% from the Company’s adjusted earnings per share of $1.18 in fiscal 2010.
(3)	Mr. Harding’s divisional revenue target applicable to the Company’s international performance was $323.5 million. Dr. Soltani’s divisional revenue target applicable to the Company’s Breast Health division was $514.7 million.
(4)	Mr. Harding’s divisional operating income target applicable to the Company’s international performance was $106.4 million. Dr. Soltani’s divisional operating income target applicable to the Company’s Breast Health division was $195.0 million.

The Committee believed the performance targets underlying the Revenue and Adjusted EPS components of the STIP were achievable based on internal budgeting and forecasting. The Committee further believed that due to the difficult economic environment within which we would be operating throughout fiscal 2011, achievement of these performance targets would continue to represent a significant achievement.

Bonus awards for named executive officers are calculated by:

•	first determining the overall funding level of the STIP pool based upon the Company’s performance against the established Company revenue threshold;

•

assuming the Company achieved at least a minimum revenue threshold, determining the funding level of the adjusted EPS, divisional performance and personal management bonus objectives components of the STIP;

•

multiplying the relative weight of each STIP component by the percentage of the bonus amount payable with respect to the achievement of each STIP component, ranging from 0% to a maximum of 200% (with 100% at target) and as shown on the tables below;

•	adding the sum of each of the foregoing percentages;

•

multiplying this sum by the bonus target as a percentage of the base salary of the applicable named executive officer and then multiplying the resulting percentage by the base salary of the applicable named executive officer; and

•	adding the dollar amount of any additional bonus awarded by the Committee from the discretionary bonus pool separately administered by the Committee to reward special contributions by key employees.

In determining the amounts to be paid under the STIP, the Committee elected to condition STIP payouts on the Company’s overall revenue performance. If the Company failed to meet its minimum revenue threshold, no portion of the STIP pool (including the components determined based on the Company’s adjusted EPS, divisional revenue, divisional operating income and personal management bonus objectives) would have been funded.

During fiscal 2011, we achieved adjusted revenues of approximately $1.77 billion and adjusted earnings per share of $1.26. Our fiscal 2011 adjusted revenue was just below our STIP adjusted revenue of $1.78 billion at target, and corresponded to a 95% payout on our performance grid established by the Committee for that component. Our adjusted earnings per share equaled our STIP adjusted earnings per share at target and therefore corresponded to a 100% payout with respect to that component.

The Committee utilized the 95% payout level with respect to the Company revenue component of the STIP in order to establish the maximum amount fundable under each to the divisional operating income, divisional revenue and personal management bonus objectives components of the STIP. As a result of the Company’s revenue performance, an executive’s performance against applicable divisional targets as well as their performance against their personal management bonus objectives could result in a payout level at or below 95%.

During fiscal 2011, Mr. Harding achieved 110% of his divisional revenue target and 114% of his divisional operating income target, and Dr. Soltani achieved 103% of his divisional revenue target and 106% of his divisional operating income target. As a result, the Committee determined to award 124% and 112% payouts for the divisional performance components of the STIP to Messrs. Harding and Soltani, respectively.

In reviewing the personal management bonus objectives of Messrs. Cascella, Muir, Casey, Harding, Soltani and Cumming, and their respective performances against these objectives, the Committee awarded payouts ranging from 80% to 95% for the personal management bonus objectives component of the STIP to each of these named executive officers.

The charts below show the relative weight of each component of the STIP with respect to the named executive officers and the percentage of the bonus amount payable to each named executive officer with respect to the applicable component of the STIP.

Company Adjusted Revenue Component of Total STIP Award

	Column A	Column B	Column C

Name	Relative Weight of Company Adjusted Revenue Component as % of Total STIP Award	Percentage of Bonus Amount Payable Relative to Company Adjusted Revenue Component of STIP	Product of Column A and Column B
Robert A. Cascella	40%	95%	38%
Glenn P. Muir	40%	95%	38%
Mark J. Casey	40%	95%	38%
David P. Harding	20%	95%	19%
Peter K. Soltani	20%	95%	19%
John W. Cumming	40%	95%	38%

Company Adjusted EPS Component of Total STIP Award

	Column A	Column B	Column C

Name	Relative Weight of Company Adjusted EPS Component as % of Total STIP Award	Percentage of Bonus Amount Payable Relative to Company Adjusted EPS Component of STIP	Product of Column A and Column B
Robert A. Cascella	40%	100%	40%
Glenn P. Muir	40%	100%	40%
Mark J. Casey	40%	100%	40%
David P. Harding	20%	100%	20%
Peter K. Soltani	20%	100%	20%
John W. Cumming	40%	100%	40%

Divisional Revenue and Divisional Operating Income Components of Total STIP Award

	Column A	Column B	Column C

Name	Relative Weight of Divisional Revenue and Divisional Operating Income Components as % of Total STIP Award	Percentage of Bonus Amount Payable Relative to Divisional Revenue and Divisional Operating Income Component of STIP	Product of Column A and Column B
David P. Harding	40%	124%	50%
Peter K. Soltani	40%	112%	45%

Personal Management Bonus Objectives Component of Total STIP Award

	Column A	Column B	Column C

Name	Relative Weight of Personal Management Bonus Objectives Component as % of Total STIP Award	Percentage of Bonus Amount Payable Relative to Personal Management Bonus Objectives Component of STIP	Product of Column A and Column B
Robert A. Cascella	20%	95%	19%
Glenn P. Muir	20%	95%	19%
Mark J. Casey	20%	94%	19%
David P. Harding	20%	80%	16%
Peter K. Soltani	20%	82%	16%
John W. Cumming	20%	95%	19%

The chart below shows the total payments made under the STIP for fiscal 2011 to our named executive officers. The amounts represented in Column Z below represent additional discretionary cash bonus amounts awarded by the Committee upon the recommendation of Mr. Cascella to Messrs. Casey, Harding and Soltani. These amounts were paid from the discretionary bonus pool separately administered by the Committee to reward special contributions by key employees, particularly involving the successful work involved in obtaining FDA approval of the Company’s Dimensions 3D Tomosynthesis capability and in coordinating, completing and assisting in the integration of our recent acquisitions and global expansion. Messrs. Cascella, Cumming and Muir were not eligible to receive bonuses under this discretionary pool.

Total Fiscal Year 2011 STIP Payments to Named Executive Officers

	Column U	Column V	Column W	Column X	Column Y	Column Z

Name	Sum of Column C %s	Bonus Target as % of Base Salary	Product of Column V and Column U	FY2011 Base Salary	Product of Column W and Column X (1)	Dollar Amount of Additional Discretionary Bonus	Total Bonus Amount
Robert A. Cascella	97%	105%	102%	$885,800	$902,187	—	$902,187
Glenn P. Muir	97%	85%	82%	$566,500	$467,079	—	$467,079
Mark J. Casey	97%	50%	48%	$350,000	$169,500	$85,000	$254,500
David P. Harding	105%	50%	52%	$375,000	$196,125	$45,000	$241,125
Peter K. Soltani	100%	50%	50%	$365,000	$183,175	$14,000	$197,175
John W. Cumming	97%	85%	82%	$725,000	$597,763	—	$597,763

(1)	Adjusted to compensate for rounding in percentage calculations.

Long-Term Compensation Elements

The Committee considers total cash and equity compensation when setting compensation levels of our named executive officers and attempts to balance short-term and long-term components of its compensation plans and programs. Our long-term compensation programs currently consist of annual equity grants (typically awarded in November of each fiscal year in respect of the then current fiscal year) in the form of stock options and restricted stock units, each of which are subject to five- and four-year annual vesting, respectively, and contributions to our executives made under our nonqualified deferred compensation plan (typically made in November of each fiscal year in respect of the recently completed fiscal year), which vest in equal installments over a three-year period. Although we did not have formal stock ownership guidelines or holding requirements for named executive officers and non-employee directors in fiscal 2011, we did adopt stock ownership guidelines for our Chief Executive Officer and non-employee directors in December 2011. Details regarding this program are set forth under the heading titled “Stock Ownership Guidelines” in this Compensation Discussion and Analysis.

The Committee continually reviews the elements of our long term compensation programs in order to find the right mix of these elements. In November 2010, we elected to scale back the value of the annual long-term equity incentive grants made to our then three most highly compensated executive officers, reflecting both a modification to our peer group in response to our current performance and a reduction of the benchmarking percentile as compared to this revised peer group. These reductions have continued in November 2011, and will be reflected in our fiscal 2012 compensation and are reported as supplementary information herein.

Annual Equity Grants

As part of the annual review of our equity compensation program, the Committee considered a variety of long-term equity incentive structures. For fiscal 2011, similar to fiscal 2010, we allocated 75% of the total value of our long-term annual equity awards to senior executives in stock options and 25% in restricted stock units. The Committee believes weighting our long-term equity awards in favor of stock options aligns the incentives of our executives with the interests of our stockholders and our long-term performance by directly tying a large portion of the value that may be realized from our equity compensation to an increase in our stock price.

Stock options granted as part of our annual equity grant vest 20% annually until they become fully vested on the fifth anniversary of the grant date, have a seven-year term, and are subject to the terms and conditions set forth in our form of employee Stock Option Agreement. Any vested stock options may only be exercised by an executive upon payment of the underlying option exercise price (whether in cash or in kind through the forfeiture of a portion of the option grant as permitted pursuant to the underlying Stock Option Agreement). Stock options granted as part of our annual equity grants made in November 2010 in respect of fiscal 2011 were granted at an exercise price of $16.82, the fair market value of shares of our Common Stock as of the date these options were granted.

Restricted stock units granted as part of our annual equity grant vest 25% annually until they become fully vested on the fourth anniversary of the grant date and are subject to the terms and conditions set forth in our form of employee RSU Agreement. Only vested restricted stock units can be exchanged for shares of our Common Stock.

Nonqualified Deferred Compensation Plan (“DCP”) Contributions

Our DCP is a non-qualified retirement plan that provides our executives with benefits in excess of what may be provided under our 401(k) Savings and Investment Plan. As an element of our long-term incentive compensation program, the DCP is intended to assist in the retention of eligible executives by providing them with additional compensation in the form of retirement benefits.

Our DCP permits executives to contribute up to 75% of their base salary and 100% of their annual bonus to a supplemental retirement account. In addition, we retain the ability to make annual discretionary contributions to the DCP. Each DCP contribution we make for an executive is subject to a three-year vesting schedule, such that 1/3rd of each contribution vests annually and each contribution is fully vested three years after the contribution is made. Our contributions become fully vested upon death, disability or a change of control. Elective contributions made by the participant are 100% vested.

The annual equity awards and DCP contributions granted to our named executive officers in November 2010 and November 2011, respectively, and a benchmark of these awards against the annual long-term incentive awards granted to executives in our peer group (and where appropriate, survey data from a broader index of comparable public companies) are set forth below:

FY2011 Annual Long-Term Compensation Grants made in November 2010

Name	Stock Options Awarded as a Component of FY2011 Annual Equity Grants (1)	Restricted Stock Units Awarded as a Component of FY2011 Annual Equity Grants	Grant Date Fair Value of FY2011 Annual Equity Grants (2)	DCP Contributions in Respect of FY2011	Percentile of Total FY2011 Long- Term Compensation Grants Against Peer Group
Robert A. Cascella	367,094	44,589	$2,996,602	$225,000	25%-50%
Glenn P. Muir	143,778	17,464	$1,173,666	$125,000	60%
Mark J. Casey	42,827	5,202	$349,599	$75,000	50%
David P. Harding	45,275	5,499	$369,576	$75,000	50%(3)
Peter K. Soltani	47,110	5,722	$384,557	$75,000	50%(3)
John W. Cumming	88,714	10,775	$724,165	$75,000	(4)

(1)	These stock options have an exercise price of $16.82 per share, the fair market value of shares of our Common Stock as of the date these options were granted.
(2)	This column shows the full grant date fair value of restricted stock units and stock options under U.S. generally accepted accounting principles as of the date of grant. For restricted stock units, fair value is calculated using the closing price of our Common Stock, $16.82, on the grant date. The assumptions used to calculate the fair value of stock options are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 24, 2011.
(3)	The long-term incentive awards granted to Messrs. Harding and Soltani were not benchmarked against the peer group as a result of the lack of publicly available compensation information pertaining to executives serving in similar roles to Messrs. Harding and Soltani at peer group companies. The Committee compared the long-term incentive awards granted to Messrs. Harding and Soltani against a broader index of survey data gathered from comparable public companies.
(4)	As a result of Mr. Cumming’s transition from executive officer to an employee senior strategic advisor, Mr. Cumming’s long-term incentive equity grant was not benchmarked. The grant was reduced in value from the prior year to reflect Mr. Cumming’s new position.

In November 2011, after the conclusion of fiscal 2011, the Committee awarded fiscal 2012 annual long-term incentive equity grants to our key employees, including our named executive officers as set forth below.

FY2012 Annual Long-Term Compensation Grants Made in November 2011

Name	Stock Options Awarded as a Component of FY2012 Annual Equity Grants (1)	Restricted Stock Units Awarded as a Component of FY2012 Annual Equity Grants	Grant Date Fair Value of FY2012 Annual Equity Grants (2)	Percentile of Total FY2012 Annual Equity Grants Against Peer Group
Robert A. Cascella	402,112	51,336	$3,466,934	50%
Glenn P. Muir	117,895	15,051	$1,016,465	50%
Mark J. Casey	42,968	5,485	$370,453	50%
David P. Harding	43,541	5,558	$375,390	50	%(3)
Peter K. Soltani	43,541	5,558	$375,390	50	%(3)
John W. Cumming	0	0	$0		(4)

(1)	These stock options have an exercise price of $17.09 per share, the fair market value of shares of our Common Stock as of the date these options were granted.
(2)	This column shows the full grant date fair value of restricted stock units and stock options under U.S. generally accepted accounting principles as of the date of grant. For restricted stock units, fair value is calculated using the closing price of our Common Stock, $17.09, on the grant date.
(3)	The long-term incentive awards granted to Messrs. Harding and Soltani were not benchmarked against the peer group as a result of the lack of publicly available compensation information pertaining to executives serving in similar roles to Messrs. Harding and Soltani at peer group companies. The Committee compared the long-term incentive awards granted to Messrs. Harding and Soltani against a broader index of survey data gathered from comparable public companies.
(4)	As a result of Mr. Cumming’s transition from executive officer to an employee senior strategic advisor, Mr. Cumming did not receive an annual long-term incentive equity grant in November 2011.

The total awards we granted to all employees in November 2011, including those granted to our named executive officers set forth above, consisted of an aggregate of 3,348,149 stock options and restricted stock units. These grants were consistent with the Committee’s intent to limit the number of shares we grant as long-term incentive awards to between 1.5% and 2% of our outstanding Common Stock during any fiscal year. For this grant, the actual percentage of our outstanding Common Stock was approximately 1.3%.

Stock Ownership Guidelines

To further align our interests with those of our stockholders, in December 2011, our Board of Directors, upon the recommendation of the Committee, approved the implementation of stock ownership guidelines for our Chief Executive Officer, Mr. Cascella, and our non-employee directors. Under the guidelines, Mr. Cascella is expected to have equity ownership in the Company in the range of three times his then current base salary. Mr. Cascella is expected to achieve this equity ownership level within five years of the adoption of these guidelines. Information regarding ownership guidelines for our non-employee directors can be found in the Directors Compensation section of this proxy statement.

Employee Benefits

401(k) Savings and Investment Plan

We sponsor a 401(k) Savings and Investment Plan, which is a qualified retirement plan offered to all qualifying employees, including our named executive officers, that permits eligible employees to elect to defer a portion of their compensation on a pre-tax basis. In fiscal 2011, we matched 50% of the first 6% of each participant’s deferrals to the 401(k) Savings and Investment Plan up to an amount equal to 3% of the first $245,000 earned by a named executive officer.

Perquisites

During fiscal 2011, we provided each of the named executive officers with an auto allowance in the following amounts, a portion of which are related to business use:

Automobile Allowances in FY2011

Name	Automobile Allowance in FY2011
Robert A. Cascella	$9,000
Glenn P. Muir	$9,000
Mark J. Casey	$7,200
David P. Harding	$7,200
Peter K. Soltani	$6,000
John W. Cumming	$9,000

We also paid for financial services to certain of the named executive officers in an amount of up to $5,000 per year. This plan expired at the end of fiscal 2011 and has not been renewed.

Our named executive officers also participate in our other benefit plans on the same terms as our other employees. These plans include medical and dental insurance, life insurance, short- and long-term disability insurance programs as well as customary vacation, leave of absence and other similar policies. Relocation benefits are also reimbursed but are individually negotiated when they occur.

Change of Control and Severance Agreements

The Committee believes that it is in our best interests as well as the best interests of our stockholders to offer change of control and severance benefits to our executive officers. We compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to senior executives. The Committee believes that providing change of control and severance benefits to senior executives eliminates or at least reduces, any reluctance of senior management to pursue potential change of control transactions that may be in the best interests of stockholders. In addition, the income security provided by competitive change of control and severance arrangements helps eliminate any distraction caused by uncertain personal financial circumstances during the negotiations of a potential change of control transaction, a period during which we will require focused and thoughtful leadership to ensure a successful outcome.

Senior Executive Officer Change of Control Agreements. In connection with our succession planning, on November 11, 2009, the Committee approved new change of control agreements for each of Messrs. Cascella and Muir (the “New Change of Control Agreements”). These agreements superseded and replaced long standing prior Change of Control Agreements (the “Prior Agreements”) entered into with these executives.

Modifications in the New Change of Control Agreements, as compared to the Prior Agreements, include the following:

•

The inclusion of a “double trigger” (the requirement that in addition to the occurrence of a change of control, an executive’s employment be terminated under certain specified circumstances) for the change of control payments and benefits to become due. The Prior Agreements provided for payments and benefits to accrue, conditioned only upon the occurrence of a change of control, a “single trigger”.

•	The elimination of a special retention bonus provided for in the Prior Agreements equal to one year’s salary and bonus.

•

The elimination, after December 31, 2011, of a gross-up payment (including for income and excise taxes thereon) provided for under the Prior Agreements if an excise tax is imposed on the change of control payments and benefits under Section 280G of the Code.

The initial term of each New Change of Control Agreement extends until December 31, 2012; provided, that, commencing on December 31, 2010 and each December 31st thereafter, the term of each agreement will automatically be extended for an additional three years unless, not later than thirty (30) days prior to each December 31, we provide notice that we do not wish to extend the New Change of Control Agreement. If we provide such notice, then the agreement will continue in effect for a period of two years from the applicable December 31.

The New Change of Control Agreements provide that if a change of control occurs during the term of the agreement, and within the three-year period following the consummation of such change of control (the “Employment Period”), we terminate the employment of the executive for reasons other than death, disability (as defined) or cause (as defined), or the executive resigns for good reason (as defined), then (i) the executive shall have the right to receive a lump sum cash payment equal to the executive’s accrued compensation through the date of such executive’s termination, (ii) the executive shall be entitled to receive, within 30 days of the date of such executive’s termination, a lump sum cash payment equal to the product of 2.99 times the sum of the executive’s annual base salary and highest annual bonus, and (iii) all of the executive’s stock options, restricted stock units and other equity awards will become immediately and fully vested, and any options (or other similar awards) shall remain exercisable for the shorter of the remaining term of the award or a period of one year following the executive’s termination. The term “highest annual bonus” is defined as the greater of (i) the average of annual bonuses paid to the executive over the three fiscal years preceding the fiscal year in which the change of control occurs, (ii) the annual bonus paid to the executive in the fiscal year preceding the fiscal year in which the change of control occurs or (iii) the maximum bonus award opportunity determined in accordance with our bonus plan for the fiscal year preceding the fiscal year in which the change of control occurs. We also continue to provide health and dental benefits to the executive for the remaining term of the Employment Period.

If the executive dies during the Employment Period, then his heirs or estate is entitled to be paid an amount equal to all accrued and unpaid compensation through date of termination, pro-rata highest annual bonus (as defined) based on the number of days elapsed during the fiscal year through the date of executive’s death, continuation of certain welfare benefits for the remaining term of the Employment Period and a cash payment equal to the sum of his annual base salary and the highest annual bonus. If the executive is disabled during the Employment Period, he is entitled to all of the payments and benefits described in the preceding sentence.

The New Change of Control Agreements provide that if the executive had been entitled to a payment or benefit thereunder before December 31, 2011 that was subject to the excise tax imposed upon certain change of control payments under Section 280G of the Code, then as provided under the Prior Agreements, we would have been required to pay the executive a gross-up payment to place the executive in a position that is economically equivalent to the payment and benefits he would have received but for the imposition of the excise tax. As no change of control has occurred, this provision no longer applies. If the executive is entitled to a payment or benefit under the New Change of Control Agreements after December 31, 2011 that is subject to the 280G excise tax, there will be no excise tax gross-up and the change of control payments and benefits shall be limited to the following, whichever yields the highest net after-tax amount: (i) the amount of any payments, benefits or other compensation (collectively the “Company Payments”) provided by the New Change of Control Agreements or (ii) one dollar less than the amount of the Company Payments that would subject the executive to the excise tax imposed by Section 280G.

In connection with our business combination with Cytyc Corporation, Messrs. Cumming, Cascella and Muir each agreed to amend their Prior Agreements in order to waive their right to receive any change of control payment or accelerated vesting of any equity award solely in connection with the Cytyc transaction, provided that their employment was otherwise not involuntarily terminated prior to October 22, 2009.

Senior Vice President Change of Control Agreements. On November 10, 2008, the Committee approved our entry into change of control agreements for each of our senior vice presidents who was not as of such time already party to a change of control agreement (the “SVP Change of Control Agreements”).

The SVP Change of Control Agreements provide that if we consummate a change of control and during the two-year period following the consummation of such change of control we terminate the employment of the senior vice president for reasons other than death, disability or cause (a “double trigger” arrangement), the senior vice president shall be entitled to receive, within 30 days of the date of such senior vice president’s termination:

•

all accrued obligations then owed to the senior vice president (including any portion of the senior vice president’s base salary earned but not yet paid through the date of termination, the product of (x) the senior vice president’s average annual bonus and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365 and any other accrued and unpaid compensation, expense reimbursements and any accrued and vested pension, welfare and fringe benefits subject to and in accordance with the terms of the applicable plan or policy);

•

a lump sum in cash equal to the product of one times the sum of such senior vice president’s annual base salary and average annual bonus in respect of each of the three fiscal years immediately preceding the fiscal year in which the change of control occurs (annualized for any period of less than twelve full months of employment); and

•	continued health and dental benefits (on the same basis as for other similarly situated employees) for the twelve month period following termination.

The SVP Change of Control Agreements further provide that all unvested stock options, restricted stock units or stock appreciation rights held by the senior vice president shall become immediately exercisable following the senior vice president’s termination date, and any options (or other similar awards) shall remain exercisable for the shorter of the remaining term of the award or a period of one year following the executive’s termination.

If the senior vice president is entitled to a payment or benefit under an SVP Change of Control Agreement that is subject to the Section 280G excise tax, then a calculation will be completed to determine which of the following yields the highest net after-tax amount: (i) the amount of any payments, benefits or other compensation (collectively the “SVP Company Payments”) provided by the SVP Change of Control Agreements or (ii) one dollar less than the amount of the SVP Company Payments that would subject the executive to the excise tax imposed by Section 280G.

The initial term of each SVP Change of Control Agreement extends until December 31, 2011; provided, that, commencing on January 1, 2011 and each January 1st thereafter, the term of each SVP Change of Control Agreement will automatically be extended for an additional year unless, not later than thirty (30) days prior to each January 1, we provide notice that we do not wish to extend the SVP Change of Control Agreement. Each SVP Change of Control Agreement will continue in effect for a period of two years beyond the term provided therein if a change of control occurs during such term.

Messrs. Casey, Harding and Soltani are each party to an SVP Change of Control Agreement with the Company.

The amount of the estimated payments and benefits payable to each of our named executive officers, assuming a change of control of Company as of the last day of fiscal 2011, is shown in the table below under the heading “Change of Control Severance Payments: Potential Payments Upon Change-in-Control.”

Additional Severance Agreements

In May 2006, we entered into severance agreements with Mr. Muir and Dr. Soltani. These severance agreements provide that if the executive is terminated by us without cause or resigns for good reason, then they are entitled to receive certain benefits, including (i) a lump sum cash payment equal to the executive’s accrued compensation through the termination date, which includes base salary, reimbursement for reasonable and necessary business expenses and vacation pay, (ii) a pro- rated bonus for the year in which the executive was terminated, (iii) a one-year continuation of the executive’s previous year’s salary and payment of an amount equal to the executive’s previous year’s bonus divided by the number of payroll periods during such one-year severance period and (iv) a one-year continuation of the executive’s medical and dental benefits. In the event any payments and benefits provided under the agreement are subject to excise taxes under Section 280G of the Code, then the payment shall be reduced so that no payment to be made or benefit to be provided to the executive shall be subject to the excise tax.

The severance pay and benefits provided to Mr. Muir and Dr. Soltani under their severance agreements are in lieu of any other severance or termination pay to which the executive may be entitled under any of our other severance or termination plans, programs or arrangements. In the event that Mr. Muir or Dr. Soltani remain a party to a change of control agreement with us and such agreement results in the payment of benefits to the executive as the result of a change of control, then the executive will not receive any compensation under his severance agreement.

In addition to our agreements with Mr. Muir and Dr. Soltani, our retention agreement with Mr. Cascella and our transition agreement with Mr. Cumming, as described below, each contain severance benefits.

Extraordinary Elements of our Compensation Program

The Committee has only in special and limited circumstances entered into retention and/or transition agreements with its senior executive officers, typically in the context of a significant corporate event such as an acquisition or an important transition in the leadership of the Company. In order to consummate our transformational business combination with Cytyc Corporation in October 2007, we issued more than 50% of our outstanding shares of Common Stock to the stockholders of Cytyc. As a result, this transaction constituted a change of control under our then existing change of control agreements with certain of our executive officers, including Messrs. Cumming, Cascella and Muir, thereby triggering our obligation to make change of control payments to these executives. As part of our business combination with Cytyc, each of these officers agreed to conditionally waive all payments and other benefits (including acceleration of equity awards) that would have otherwise been due under their change of control agreements with the Company. The total change of control and associated retention payments and benefits waived by each of these three executive officers at the time of the Cytyc business combination, including the then intrinsic value of unvested stock options and restricted stock units that otherwise would have vested under change of control agreements, totaled approximately $8.3 million, $5.6 million and $4.9 million, respectively. As part of the conditional waiver of these benefits, we agreed to make each executive officer whole with respect to the benefits waived under these agreements in the event of the termination of the executive’s employment by us under certain circumstances in the two-year period following the merger.

At the time of the business combination, in order to provide Mr. Cascella with certainty with respect to his role with us following our business combination with Cytyc, and in recognition of both his superior performance and his position as the likely successor to Mr. Cumming as Chief Executive Officer, in October 2007, and in recognition of his conditional waiver of benefits under his then existing change of control agreement, the then Compensation Committee of the Company (pre-merger) provided Mr. Cascella with a three-year retention agreement, described in further detail below.

Following the end of fiscal 2009, Mr. Cumming agreed to step down as Chief Executive Officer while remaining as an executive officer and Chairman, to facilitate the succession of Mr. Cascella as our Chief Executive Officer, pursuant to the terms and conditions of a Transition Agreement described in further detail below. In connection with the negotiation of the Transition Agreement, the Committee considered the significant payments and other benefits that Mr. Cumming had conditionally waived in connection with the Cytyc business combination. Mr. Cumming further agreed to terminate his existing Change of Control Agreement and his existing Retention and Severance Agreement, which otherwise would have continued through the termination of his employment, and entered into an extended non-competition agreement.

It is not the Committee’s policy generally to enter into retention agreements. The final retention payments under our retention and transition agreements with Messrs. Cascella and Cumming were made in October 2010 and November 2011, respectively. As a result of these final payments, we have no further outstanding retention payment obligations to any of our named executive officers.

Retention Agreement with Mr. Cascella

Effective as of October 22, 2007, the closing of our business combination with Cytyc, we entered into a Retention Agreement with Mr. Cascella. Under the terms of this Retention Agreement, as a result of remaining employed by the Company through October 22, 2010 (the third anniversary of the consummation of our business combination with Cytyc), Mr. Cascella received a retention bonus equal to $1 million in cash as of such date, and the 30,474 restricted stock units previously granted to Mr. Cascella under the Retention Agreement became vested as of October 22, 2010. We have no continuing retention obligations under this agreement with Mr. Cascella. The Retention Agreement with Mr. Cascella also contains severance benefits that provide that if Mr. Cascella is terminated by us without cause or resigns for good reason, then he entitled to receive certain benefits, including (i) a lump sum cash payment equal to his accrued compensation through the termination date, which includes base salary, reimbursement for reasonable and necessary business expenses and vacation pay, (ii) a pro-rated bonus for the year in which he was terminated, (iii) one times his previous year’s salary and bonus and (iv) a one-year continuation of his medical and dental benefits. In the event any payments and benefits provided under the agreement are subject to excise taxes under Section 280G of the Code, then the payment shall be reduced so that no payment to be made or benefit to be provided him shall be subject to the excise tax.

Transition Agreement with Mr. Cumming

On November 5, 2009, our Board appointed Mr. Cascella, who was then serving as our President and Chief Operating Officer, to the position of President and Chief Executive Officer. In order to facilitate a smooth transition and to continue to retain the services of Mr. Cumming, our former Chairman and Chief Executive Officer, we agreed to enter into a Transition Agreement with Mr. Cumming. The initial term of the Transition Agreement expired on November 30, 2011 and provided that commencing on November 5, 2009 (the “Effective Date”), Mr. Cumming would be employed as Chairman and an executive officer. As of the Effective Date, the Transition Agreement reduced Mr. Cumming’s annual base salary to $725,000 per year. In addition, the Transition Agreement provided that Mr. Cumming would continue to be eligible to participate in our Short-Term Incentive Plan, Nonqualified Deferred Compensation Plan, equity incentive plan, health and welfare benefit plans, qualified retirement plans and other perquisites generally offered to our other officers. The agreement further provided that Mr. Cumming would be granted an annual equity incentive award in fiscal 2010 with an aggregate fair value of approximately $2.8 million.

In consideration of Mr. Cumming’s agreement to relinquish his position as Chief Executive Officer, and forego his right to terminate his employment and receive the benefits described below, we paid Mr. Cumming a transition payment of $1.75 million in November 2009. As a result of Mr. Cumming remaining continuously employed by us through November 5, 2011, we paid Mr. Cumming additional transition payments of $1.725 million in November 2010 and November 2011. No further transition payments are due to Mr. Cumming under the Transition Agreement.

As part of Mr. Cumming’s continuing transition, the Company entered into a Transition Acknowledgement with Mr. Cumming in July 2011. The Transition Acknowledgement memorialized Mr. Cumming’s resignation as Chairman of the Board and as a director, and his assumption of the position of Global Strategic Advisor. As Global Strategic Advisor, Mr. Cumming will continue to report to the Chief Executive Officer and focus on supporting the Company’s international initiatives. Under the terms of the Transition Acknowledgement,

Mr. Cumming’s compensation for fiscal 2011 remained unchanged. For fiscal 2012, for so long as he remains a full-time employee, Mr. Cumming will retain his base salary of $725,000, a bonus opportunity and otherwise participate in benefit programs offered to senior officers of the Company. It is contemplated that Mr. Cumming will not continue to receive further grants of equity awards under the Company’s 2008 Equity Incentive Plan. Pursuant to the Transition Acknowledgement, Mr. Cumming acknowledged that his change of role and compensation would not constitute good reason for termination under the Transition Agreement.

In the event that we terminate Mr. Cumming’s employment other than for cause (as defined), Mr. Cumming resigns for good reason (as defined, and either a termination for cause or a termination with good reason being referred to as an “Involuntary Termination”), or Mr. Cumming’s employment is terminated as a result of his death or permanent disability, Mr. Cumming will be entitled to the following benefits:

•	the right to receive his accrued compensation and benefits through the date he terminates employment (the “Termination Date”);

•	the right to receive a pro rata bonus for the year during which the Termination Date arises based upon his target bonus;

•	acceleration of any retention payments not yet made;

•

notwithstanding any other provisions to the contrary contained in any equity award agreement, from and after the Effective Date through the Termination Date, Mr. Cumming shall vest in each equity award that was outstanding and unvested as of the Effective Date in equal monthly installments over the remaining vesting term (measured from the Effective Date) of the applicable equity award (but in no event at a rate less than would have otherwise vested under the equity award as of the Termination Date but for this provision); and

•

the right to exercise any stock options or other equity awards that are then vested, for a period of one year following his termination or the date such equity award would otherwise terminate by its terms, whichever is longer; provided, however, that the exercise period may not extend beyond the remaining term of each applicable award.

In the event of an Involuntary Termination within three years following a Change of Control (as defined), Mr. Cumming will further be entitled to acceleration of his then unvested equity awards. In the event that any benefits received by Mr. Cumming in connection with a change of control are subject to the excise tax imposed under federal tax laws upon certain payments arising out of a change of control, Mr. Cumming will also be entitled to the greatest of the following, whichever gives him the highest net after-tax amount (after taking into account federal, state, local and social security taxes at the maximum marginal rates) and without providing for the payment of any gross-up amounts with respect to taxes: the amount of any change of control benefits or one dollar less than the amount of the benefits that would subject Mr. Cumming to the excise tax.

Mr. Cumming will also be entitled to six months’ notice of any Involuntary Termination. No benefits are payable to Mr. Cumming under the Transition Agreement as a result of our termination of Mr. Cumming’s employment for Cause or Mr. Cumming’s voluntary termination of his employment.

The Transition Agreement replaced the Retention and Severance Agreement and the Change of Control Agreement previously entered into between us and Mr. Cumming. Under the Retention and Severance Agreement Mr. Cumming was entitled to receive certain benefits, including one times his previous year’s salary and bonus upon a termination of his employment by us or his resignation for good reason, as well as certain other benefits. Under the Change of Control Agreement, Mr. Cumming was entitled to receive significant benefits after a change of control. Under the Transition Agreement, we have no further obligations under either of the prior agreements. By amending his Change of Control Agreement and waiving his right to receive the change of control benefits that would have otherwise been payable to him in connection with our business combination with Cytyc, and terminating his existing Retention and Severance Agreement, Mr. Cumming forfeited potential payments and benefits equivalent to the $5.2 million of transition payments provided for under his Transition Agreement. Mr. Cumming’s agreement to forfeit his right to the substantial benefits otherwise payable to him under these agreements and the amount of the benefits forfeited provided the Committee with a key benchmark to consider in formulating the amount and the scope of the benefits made available to Mr. Cumming under his Transition Agreement.

As a condition of the Transition Agreement, Mr. Cumming entered into a Non-Competition and Proprietary Information Agreement. Under the terms of that agreement, Mr. Cumming has agreed to non-competition and non- solicitation covenants that extend for the longer of three years following the execution of the Transition Agreement or two years following the termination of his employment. The agreement also contains customary provisions relating to protection of our proprietary information. The new agreement replaces and strengthens the restrictive covenants contained in the form of non-competition and proprietary information agreement generally applicable to our employees, to which Mr. Cumming had been a party and provides the Company with valuable assurances that Mr. Cumming will not use the experience gained as our Chief Executive Officer for nearly a decade to the detriment of the Company during the term of this Agreement.

Tax and Accounting Considerations

The Committee considers tax and accounting implications in determining all elements of our compensation plans, programs and arrangements. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a deduction to any publicly held corporation for compensation paid in a taxable year to its named executive officers (other than the Chief Financial Officer) exceeding $1 million, unless such compensation qualifies as performance-based compensation under that Section. Base salaries, time vested restricted stock, time vested retention and transition payments, and discretionary or subjectively determined bonus awards generally do not qualify as performance-based compensation. In March 2008, our stockholders approved our 2008 Equity Incentive Plan that permits us to satisfy the performance-based requirements under Section 162(m). We have structured certain of the awards under our 2011 STIP, those relating to the achievement of targets based on our consolidated revenue and adjusted earnings per share, to qualify as performance-based compensation under our 2008 Equity Incentive Plan and Section 162(m).

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of Hologic, Inc. (the “Company”), have reviewed and discussed the Compensation Discussion and Analysis set forth above with management of the Company, and based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this report.

Compensation Committee:

Sally W. Crawford

David R. LaVance, Jr.

Nancy L. Leaming

Elaine S. Ullian

Wayne Wilson

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS AND DIRECTORS

Executive Compensation Summary

The following table presents information regarding compensation of each of the named executive officers for services rendered during 2011, 2010 and 2009. A description of our compensation policies and practices as well as a description of the components of compensation payable to our named executive officers is included above under “Compensation Disclosure and Analysis”.

SUMMARY COMPENSATION TABLE

Name and Principal Position (1)	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (6)		Total ($)
Robert A. Cascella	2011	885,403	—	749,987	2,246,615	902,187	—	1,254,107	(7)	6,038,299
President and Chief Executive Officer	2010	845,462	—	1,212,498	3,634,963	325,080	—	300,944		6,318,947
	2009	723,654	123,250	1,319,500	1,525,830	184,875	—	1,228,711	(8)	5,105,820

Glenn P. Muir	2011	566,246	—	293,745	879,921	467,079	—	165,761		2,372,752
Executive Vice President and Chief Financial Officer	2010	544,615	—	662,492	1,986,115	168,300	—	211,708		3,573,230
	2009	499,616	75,000	913,500	1,064,280	112,500	—	715,525	(8)	3,380,421

Mark J. Casey	2011	350,000	85,000	87,498	262,101	169,500	—	101,035		1,055,134
Senior Vice President, General Counsel and Secretary

David P. Harding	2011	375,000	45,000	92,493	277,083	196,125	—	135,367		1,121,068
Senior Vice President and General Manager, International	2010	366,692	7,000	549,916	356,781	108,000	—	130,082		1,518,471

Peter K. Soltani	2011	365,000	14,000	96,244	288,313	183,175	—	99,797		1,046,529
Senior Vice President and General Manager, Breast Health Line of Business	2010	316,250	14,880	549,916	243,581	105,120	—	100,641		1,330,388
	2009	299,731	28,000	188,500	319,200	72,000	—	101,307		1,008,738

John W. Cumming	2011	725,000	—	181,235	542,930	597,763	—	1,832,671	(9)	3,879,599
Global Strategic Advisor	2010	746,539	—	699,993	2,098,535	221,850	—	1,984,189	(9)	5,751,106
	2009	925,000	194,250	3,349,500	3,871,590	291,375	—	1,829,463	(8)	10,461,178

(1)	Reflects position as of September 24, 2011. Mr. Cumming was not a named executive officer as of September 24, 2011 as a result of executing the Transition Acknowledgment on July 28, 2011. Mr. Casey was not a named executive officer in 2010 or 2009. Messrs. Harding and Soltani were not named executive officers in 2009.
(2)	Represents discretionary bonuses earned pursuant to our short-term incentive plans.
(3)	The amount included in the “Stock Awards” column represents the grant date fair value of restricted stock units (RSU) granted during the respective fiscal year. These RSUs vest over time and the values have been determined under U.S. generally accepted accounting principles, which are the values used for purposes of our consolidated financial statements. The fair value of RSUs is calculated using the closing price of our Common Stock on the grant date.
(4)	The amount included in the “Options Awards” column represents the grant date fair value of all stock options granted during the respective fiscal year. These stock options vest over time and have a seven-year term. The values have been determined under U.S. generally accepted accounting principles, which are the values used for purposes of our consolidated financial statements. For stock option valuations, we use a binomial lattice model to determine the grant date fair value. The valuation model requires the use of certain underlying assumptions, which are based on management’s best estimates. The key assumptions used in the valuation of stock options include: expected stock price volatility, expected life of the stock option, the risk-free interest rate and dividend yield. For a detailed description of the assumptions used to calculate the grant date fair value, see Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 24, 2011.

(5)	Represents performance-based cash payments under our short-term incentive plans.
(6)	All other compensation represents contributions made by us under our Nonqualified Deferred Compensation Plan (as detailed under “Nonqualified Deferred Compensation” below), matching contributions made by us to our 401(k) Savings and Investment Plan, auto allowance, financial planning, and the portion of health care insurance premiums paid by the Company, on behalf of the named executive officers, which is a benefit offered to all other employees.
(7)	Includes a retention payment of $1.0 million that became payable as a result of the executive remaining employed by us until October 22, 2010 pursuant to the terms of a Retention and Severance Agreement executed in October 2007.
(8)	Includes retention payments of $1.0 million, $0.5 million and $1.5 million, respectively, to Messrs. Cascella, Muir and Cumming, that became payable as a result of the executive remaining employed by us until December 31, 2008 pursuant to the terms of Retention and Severance Agreements with each of those officers executed in May 2006.
(9)	Includes transition payments of $1.725 million and $1.75 million in fiscal 2011 and 2010, respectively, that became payable as a result of Mr. Cumming’s Transition Agreement executed in November 2009.

GRANTS OF PLAN-BASED AWARDS

					All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
		Estimated Possible Payouts
		Under Non-Equity Incentive
		Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Robert A. Cascella		0	930,090	1,860,180
	11/10/2010				44,589			749,987
	11/10/2010					367,094	16.82	2,246,615

Glenn P. Muir		0	481,525	963,050
	11/10/2010				17,464			293,745
	11/10/2010					143,778	16.82	879,921

Mark J. Casey		0	175,000	350,000
	11/10/2010				5,202			87,498
	11/10/2010					42,827	16.82	262,101

David P. Harding		0	187,500	375,000
	11/10/2010				5,499			92,493
	11/10/2010					45,275	16.82	277,083

Peter K. Soltani		0	182,500	365,000
	11/10/2010				5,722			96,244
	11/10/2010					47,110	16.82	288,313

John W. Cumming		0	616,250	1,232,500
	11/10/2010				10,775			181,235
	11/10/2010					88,714	16.82	542,930

(1)	This column shows the full grant date fair value of restricted stock units and stock options under U.S. generally accepted accounting principles granted to our named executive officers. For restricted stock units, fair value is calculated using the closing price of our Common Stock on the grant date. The assumptions used to calculate the fair value of stock options are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 24, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Robert A. Cascella	150,000			1.92	2/17/2013
	120,000			3.56	11/06/2013
	108,000	72,000	(2)	33.31	1/16/2015
	112,400	168,600	(4)	14.50	11/13/2015
	123,010	492,043	(6)	15.75	11/11/2016
		367,094	(8)	16.82	11/10/2017
						45,500	(9)	709,800
						57,738	(10)	900,713
						44,589	(12)	695,588

Glenn P. Muir	200,000			2.57	11/13/2011
	300,000			2.38	9/17/2012
	280,000			3.56	11/6/2013
	60,000			11.73	9/15/2015
	84,000	56,000	(2)	33.31	1/16/2015
	78,400	117,600	(4)	14.50	11/13/2015
	67,212	268,848	(6)	15.75	11/11/2016
		143,778	(8)	16.82	11/10/2017
						31,500	(9)	491,400
						31,547	(10)	492,133
						17,464	(12)	272,438

Mark J. Casey	10,416			18.47	1/24/2012
	23,064			18.30	1/26/2013
	8,208			13.89	5/25/2014
	7,252	7,254	(3)	14.87	1/16/2015
	16,000	24,000	(4)	14.50	11/13/2015
	8,243	32,972	(6)	15.75	11/11/2016
		42,827	(8)	16.82	11/10/2017
						6,500	(9)	101,400
						3,869	(10)	60,356
						23,333	(11)	363,995
						5,202	(12)	81,151

David P. Harding	42,266			18.47	1/24/2012
	53,820			18.32	1/23/2013
	11,396	11,400	(3)	14.87	1/16/2015
	76,890			17.97	10/3/2015
		24,000	(4)	14.50	11/13/2015
	8,243	32,972	(6)	15.75	11/11/2016
	4,000	16,000	(7)	15.08	1/28/2017
		45,275	(8)	16.82	11/10/2017
						6,500	(9)	101,400
						3,869	(10)	60,356
						33,333	(11)	519,995
						5,499	(12)	85,784

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Peter K. Soltani	26,400	17,600	(2)	33.31	1/16/2015
	20,000			13.87	10/31/2015
	16,000	24,000	(4)	14.50	11/13/2015
	20,000			23.92	2/28/2016
	8,000	12,000	(5)	13.63	6/22/2016
	8,243	32,972	(6)	15.75	11/11/2016
		47,110	(8)	16.82	11/10/2017
						6,500	(9)	101,400
						3,869	(10)	60,356
						33,333	(11)	519,995
						5,722	(12)	89,263

John W. Cumming	120,000			3.56	11/6/2013
	100,000			11.73	9/15/2015
	300,000	200,000	(2)	33.31	1/16/2015
	285,200	427,800	(4)	14.50	11/13/2015
	71,016	284,066	(6)	15.75	11/11/2016
		88,714	(8)	16.82	11/10/2017
						115,500	(9)	1,801,800
						33,333	(10)	519,995
						10,775	(12)	168,090

(1)	Based upon the closing price of $15.60, which was the closing market price on the Nasdaq Global Select Market of our Common Stock on September 23, 2011, the last trading day of our Common Stock in fiscal 2011.
(2)	These stock options were granted on January 16, 2008 and vest over five years in equal annual installments through January 16, 2013.
(3)	These stock options were granted on April 5, 2009 and vest over four years in equal annual installments through April 5, 2013.
(4)	These stock options were granted on November 13, 2008 and vest over five years in equal annual installments through November 13, 2013.
(5)	These stock options were granted on June 22, 2009 and vest over five years in equal annual installments through June 22, 2014.
(6)	These stock options were granted on November 11, 2009 and vest over five years in equal annual installments through November 11, 2014.
(7)	These stock options were granted on January 28, 2010 and vest over five years in equal annual installments through January 28, 2015.
(8)	These stock options were granted on November 10, 2010 and vest over five years in equal annual installments through November 10, 2015.
(9)	These RSUs were granted on November 13, 2008 and vest over four years in equal annual installments through November 13, 2012.
(10)	These RSUs were granted on November 11, 2009 and vest over four years in equal annual installments through November 11, 2013.
(11)	These RSUs were granted on June 28, 2010 and vest in full on June 28, 2013.
(12)	These RSUs were granted on November 10, 2010 and vest over four years in equal annual installments through November 10, 2014.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting	Value Realized On Vesting ($) (2)
Robert A. Cascella	—	—	137,802	2,437,436
Glenn P. Muir	—	—	70,838	1,283,201
Mark J. Casey	7,020	25,927	14,540	268,061
David P. Harding	159,308	883,333	20,540	383,081
Peter K. Soltani	—	—	21,606	400,329
John W. Cumming	—	—	236,479	4,346,903

(1)	Value realized is calculated based on the difference between the closing market price of our Common Stock on the date of exercise and the exercise price.
(2)	Value realized is calculated based on the number of shares vested multiplied by the closing price of our Common Stock on the date of vesting. This calculation does not account for shares withheld for tax purposes, but rather represents the gross value realized.

Change of Control/Severance Payments:

POTENTIAL PAYMENTS UPON CHANGE-OF-CONTROL

Name	Potential Payment on Change of Control ($) (1)	Accelerated Vesting of Company DCP Contributions ($) (2)	Share Awards ($) (1) (3)	Health and Welfare Benefits ($) (1) (4)	Total ($)
Robert A. Cascella	8,210,480	238,781	2,491,561	16,626	10,957,448
Glenn P. Muir	4,573,355	171,299	1,385,332	49,657	6,179,643
Mark J. Casey	495,833	73,626	638,598	11,051	1,219,108
David P. Harding	528,808	71,156	810,578	16,552	1,427,094
Peter K. Soltani	504,058	68,734	821,054	16,552	1,410,398
John W. Cumming	(5)	220,698	2,960,465	—	3,181,163

(1)	Benefits and payments calculated assuming the executive’s employment was terminated by us without cause or by the executive for good reason on September 24, 2011 following a change of control and payable as a lump sum.
(2)	Under the terms of our DCP (see discussion below), employer contributions to the DCP are fully vested in the event of a change of control.
(3)	Assumes a change of control price of $15.60, which was the closing market price on the Nasdaq Global Select Market of our Common Stock on September 23, 2011, the last trading day for our Common Stock in fiscal 2011.
(4)	Includes medical and dental benefits.
(5)	Under the terms of his Transition Agreement, Mr. Cumming would be entitled to certain benefits upon termination of his employment by us without cause or by Mr. Cumming for good reason, without regard to whether a change of control has occurred, including the acceleration of his then unpaid retention payments. The retention payments under this agreement total $3.45 million, the first annual installment payment of $1.725 million was paid on November 12, 2010 and the second annual installment of $1.725 million was paid on November 9, 2011.

The terms and conditions of Mr. Cumming’s Transition Agreement and our change of control agreements with Messrs. Cascella, Muir, Casey, Harding and Soltani are discussed above under “Compensation Discussion and Analysis.”

Severance Payments

The terms and conditions of Mr. Cummings transition agreement and our severance and retention agreements with Messrs. Cascella and Muir are discussed above under “Compensation Discussion and Analysis.”

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Robert A. Cascella	162,540	225,000	94,375	(1,331,171)	1,101,875
Glenn P. Muir	165,046	125,000	(42,477)	—	2,275,645
Mark J. Casey	35,000	75,000	(31,088)	—	434,795
David P. Harding	18,750	75,000	(18,688)	—	382,834
Peter K. Soltani	10,000	75,000	(27,125)	—	378,146
John W. Cumming	—	75,000	(34,965)	(185,430)	1,370,285

(1)	These contributions were determined and paid in fiscal 2012.

Effective as of March 15, 2006, we adopted a Nonqualified Deferred Compensation Plan (the “DCP”), to provide non-qualified retirement benefits to a select group of our senior management and highly compensated employees including the named executive officers. The DCP is a deferred compensation plan that permits the named executive officers to elect to contribute up to 75% of their annual base salary and 100% of their annual bonus to their DCP. In addition, we have the discretion to make annual discretionary contributions on behalf of participants in the DCP. Contributions made by us are subject to a three-year vesting schedule, such that each contribution is one-third vested each year and are fully-vested three years after the contribution is made. Our contributions become fully vested upon death or disability of the participant or a change of control. Voluntary contributions made by the named executive officers are 100% vested.

A separate DCP account is established for each named executive officer and each account is credited with earnings, if any, based on the performance of mutual funds in which the account is invested. The obligations under the DCP are our general unsecured obligations to pay money in the future. We established a rabbi-trust as a source of funds which can satisfy the obligations under the DCP. A named executive officer has no rights to any assets held by the rabbi-trust, except as general creditors. A named executive officer’s rights to any amounts credited to his DCP account may not be alienated, sold, transferred, assigned, pledged, attached or otherwise encumbered by the named executive officer and may also pass upon his death pursuant to a beneficiary designation in accordance with the terms of the DCP.

A named executive officer is entitled to his DCP benefits upon the earlier of his normal retirement date (as defined in the DCP) or termination of his employment. DCP benefits will be equal to the total of the following: the named executive officer’s deferrals and the vested portion of our discretionary contributions, plus earnings thereon. DCP benefits are paid in lump sum, or at the named executive officer’s election, in annual installments for a period of up to fifteen years. Distributions of DCP benefits will be made on or about January 15th immediately following the earlier of the named executive officer’s normal retirement date or termination of employment, or, if later, forty-five days following the earlier of his normal retirement date or termination of employment. In certain instances, the Internal Revenue Code of 1986, as amended, requires that distribution not be made to a named executive officer until six months after his separation from service. The named executive officer may also elect to receive a portion of his/her deferrals while continuing to be employed by us, subject to making an election at the time that he elects to make a contribution to the DCP. A named executive officer may also receive a distribution if he suffers an unforeseeable emergency in accordance with the Internal Revenue Code of 1986, as amended.

DIRECTOR COMPENSATION

The following table sets forth the compensation of our directors for the fiscal year ended September 24, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Option Awards ($) (1) (2)	Total ($)
Sally W. Crawford	111,800	87,494	87,502	286,796
David R. LaVance, Jr.	152,900	87,494	87,502	327,896
Nancy L. Leaming	127,600	87,494	87,502	302,596
Lawrence M. Levy	118,000	87,494	87,502	292,996
Christiana Stamoulis (3)	—	—	—	—
Elaine S. Ullian	102,200	87,494	87,502	277,196
Wayne Wilson	113,000	87,494	87,502	287,996

(1)	The value of Stock Awards and Option Awards represents the grant date fair value of such award. The fair value of Stock Awards, which are restricted stock units, is based on the closing price of our Common Stock on the grant date. The fair value of Option Awards, which are stock options, is determined by use of a binomial lattice model. The valuation model requires the use of certain underlying assumptions, which are based on management’s best estimates. The key assumptions used in the valuation of stock options include: expected stock price volatility, expected life of the stock option, the risk-free interest rate and dividend yield. For a detailed description of the assumptions used to calculate the grant date fair value of stock options, see Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 24, 2011.
(2)	The aggregate number of stock awards and option awards held by each director (representing unexercised option awards, both exercisable and unexercisable, and unvested restricted stock units) at September 24, 2011 is as follows:

Name	Number of Shares Subject to Option Awards Held (#)	Number of Units of Stock that have not Vested (#)
Sally W. Crawford	195,934	4,649
David R. LaVance, Jr.	136,774	4,649
Nancy L. Leaming	166,726	4,649
Lawrence W. Levy	222,726	4,649
Christiana Stamoulis	—	—
Elaine S. Ullian	146,726	4,649
Wayne Wilson	189,782	4,649

(3)	Ms. Stamoulis was appointed to our Board of Directors on November 1, 2011. Pursuant to our policy for newly-elected Board members, Ms. Stamoulis received stock options and restricted stock units with an aggregate value of $349,957.

Cash Compensation. During fiscal 2011, each non-employee director was entitled to receive the following cash compensation:

•	Annual Payments.

•	An annual cash payment of $60,000, payable $15,000 per quarter.

•

An annual cash payment for the chairperson of the Audit Committee of $20,000, payable $5,000 per quarter and an annual cash payment for the chairperson of each of the Compensation Committee, Corporate Development Committee and Nominating and Corporate Governance Committee of $12,000, payable $3,000 per quarter.

•

An annual cash payment for the Lead Independent Director of $30,000, payable $7,500 per quarter, provided that if the Lead Independent Director also serves as the chairperson of one of the Company’s committees, the Lead Independent Director shall not receive the annual retainer for service as a chairperson of such committee. Mr. LaVance served as Lead Independent Director through July 28, 2011, when he was appointed as the independent Chairman of the Board.

•

An annual cash payment for a non-employee director serving as Chairman of the Board of $60,000, approved by the Board effective upon Mr. LaVance’s appointment as Chairman of the Board, payable $15,000 per quarter, provided that if the Chairman of the Board also serves as the chairperson of one of the Company’s committees, the Chairman of the Board shall not receive the annual retainer for service as a chairperson of such committee.

•	Board Meeting Fees.

•	$2,500 for each meeting of the Board at which the non-employee director was physically present.

•	$1,000 for each meeting of the Board at which the non-employee director participated by telephone.

•	Committee Meeting Fees.

•

$2,500 for each meeting of the Audit Committee, Compensation Committee, Corporate Development Committee and Nominating and Corporate Governance Committee at which the non-employee director was physically present, if the meeting was held on a day other than the day of a meeting of the Board and $600 if held on the same day as the meeting of the Board, but no fee if the committee meeting was held at the same time or immediately in conjunction with the meeting of the Board.

•	$1,000 for each meeting of a committee of the Board at which the non-employee director participated by telephone.

Equity Awards to Directors. Under our compensation program for non-employee directors, each non-employee director will, as of the date the director is first elected to the Board, receive an automatic equity compensation award having a value of $350,000 (as determined under generally accepted accounting principles) as of the date the director is first elected to the Board. Of this initial equity compensation award, $175,000 will consist of restricted stock units of the Company and $175,000 will consist of options to purchase Common Stock of the Company. The restricted stock units and the options will vest over a three-year period and the options will have a term of seven years. In addition, each non-employee director will, on January 1 of each year, receive an annual equity compensation grant having a value of $175,000 (as determined under generally accepted accounting principles) on the date of the award grant consisting of 50% restricted stock units and 50% options to purchase Common Stock of the Company. The restricted stock units and options will vest over a one-year period. In January 2011, each of our non-employee directors received these annual equity compensation grants.

Stock Ownership Guidelines. Under our stock ownership guidelines for non-employee directors, each such director is expected within five years of the later of his or her election to the Board or the adoption of the guidelines to have equity ownership in the Company in the range of three times the then current annual base cash retainer for non-employee directors.

CERTAIN TRANSACTIONS WITH DIRECTORS AND OFFICERS

Robert A. Cascella. In fiscal 2011, we paid Mr. Cascella’s wife cash compensation in the aggregate amount of approximately $255,529 consisting of salary and commissions and awarded her 356 restricted stock units for services rendered to the Company in her capacity as an Account Manager.

John W. Cumming. In fiscal 2011, we paid Mr. Cumming’s wife cash compensation in the aggregate amount of approximately $296,160, consisting of a salary of $210,000 and a bonus of $86,160, and awarded her options to purchase 14,683 shares of our Common Stock and 5,350 restricted stock units for services rendered to the Company in her capacity as Vice President of Corporate Marketing.

Review, Ratification and Approval. As provided in the charter of our Audit Committee, the Audit Committee reviews and approves related-party transactions (unless such review and approval has been delegated to another committee consisting solely of disinterested independent directors). The non-exclusivity of this delegation provides the Board with flexibility to address the particular circumstances of any related-party transaction. For example, certain related-party transactions involving compensation would normally be approved by the Compensation Committee. Additionally, if one or more members of the Audit Committee are otherwise conflicted, or for any other reason, the Board reserves the right to establish a separate committee of disinterested independent directors to review a particular transaction. Regardless of the deliberative body of disinterested independent directors reviewing a related-party transaction, the standard applied in reviewing such transaction is whether the transaction is on terms no less favorable to the Company than terms generally available from an unaffiliated third party under the same or similar circumstances. The Board generally considers related-party transactions to be those transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

This advisory vote on executive compensation is provided as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. At our Annual Meeting of Stockholders in March 2011, we held an advisory vote on executive compensation and an advisory vote on the frequency with which stockholders are provided an advisory vote on executive compensation. Of those stockholders voting, on an advisory basis for or against the proposal, approximately 179 million shares (82%) voted to approve our executive compensation and approximately 40 million shares (18%) voted against approval. Prior to the Annual Meeting of Stockholders in March 2011, our Board recommended that the stockholders approve a frequency of once every year as the frequency with which stockholders are provided an advisory vote on executive compensation. A plurality of the stockholders voting, on an advisory basis, affirmed that recommendation, and based on that result, the Board determined that the Company would hold an advisory vote on executive compensation every year.

As described in detail under the heading “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis,” our executive compensation programs are designed to help us attract and retain superior executive talent, while providing competitive and differentiated levels of pay based on corporate and individual performance that reinforce the alignment of the interests of the members of our executive management team with those of our stockholders. Please read “Compensation Discussion and Analysis” beginning on page 12 and “Compensation and Other Information Concerning Officers and Directors” beginning on page 40 for additional details about our executive compensation programs, including information about the fiscal 2011 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to express your views on our named executive officers’ compensation. This vote is not intended to address any specific element of our compensation programs, but rather to address our overall approach to the compensation of our named executive officers described in this proxy statement. To that end, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosure.

Vote Required

The affirmative vote of a majority of shares present, in person or represented by proxy, and voting on the approval of the executive compensation at our annual meeting is required to approve the executive compensation as disclosed in this proxy statement. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at the annual meeting. As a result, abstentions and broker “non-votes” will not have any effect on the proposal to approve executive compensation as disclosed in this proxy statement.

Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee or our Board. However, our Compensation Committee and our Board value the opinions of our stockholders and to the extent there is any significant vote against our compensation practices for our named executive officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns when considering future executive compensation arrangements.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the approval of this resolution. Management proxy holders will vote all duly submitted proxies FOR ratification unless duly instructed otherwise.

PROPOSAL NO. 3

APPROVAL OF THE HOLOGIC, INC. 2012 EMPLOYEE STOCK PURCHASE PLAN

Summary of the Proposal

At the annual meeting, our stockholders will be requested to consider and act upon a proposal to approve the Hologic, Inc. 2012 Employee Stock Purchase Plan (the “2012 Stock Purchase Plan”). We currently allow our eligible employees to purchase shares of Common Stock under the Hologic, Inc. 2008 Employee Stock Purchase Plan (the “2008 Stock Purchase Plan”). As of January 13, 2012, there were 94,648 shares of Common Stock remaining available for purchase under the 2008 Stock Purchase Plan. If the 2012 Stock Purchase Plan is not approved, the 2008 Stock Purchase Plan will remain in effect.

On November 1, 2011, the Board, subject to stockholder approval, approved the adoption of the 2012 Stock Purchase Plan. Our Compensation Committee and the Board believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. The 2012 Stock Purchase Plan is intended to continue to provide our employees with the incentive of acquiring Common Stock at a reduced price through payroll withholding. If our stockholders approve the 2012 Stock Purchase Plan, no additional grants will be made under the 2008 Stock Purchase Plan on or after the date of the annual meeting, but any purchase rights outstanding under the 2008 Stock Purchase Plan will remain in effect in accordance with their terms. The 2012 Stock Purchase Plan provides that upon its approval, the 2008 Stock Purchase Plan shall terminate at the expiration of the then current offering period. The maximum aggregate number of shares of our Common Stock available under the 2012 Stock Purchase Plan is 2,500,000.

On the Record Date, the market price, as reported by the NASDAQ Stock Exchange, of our Common Stock, the class of stock which can be purchased under the 2012 Stock Purchase Plan, was $19.26 per share.

The 2012 Stock Purchase Plan is being submitted for approval to our stockholders in order to obtain favorable tax treatment for the Common Stock purchased thereunder pursuant to Code Section 423.

Vote Required

The affirmative vote of a majority of shares present, in person or represented by proxy, and voting on the approval of the 2012 Stock Purchase Plan at our annual meeting is required to approve the 2012 Stock Purchase Plan. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at the annual meeting. As a result, abstentions and broker “non-votes” will not have any effect on the proposal to approve the 2012 Stock Purchase Plan.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the approval of the Hologic, Inc. 2012 Employee Stock Purchase Plan.

Summary of the 2012 Stock Purchase Plan

The following summary description of the 2012 Stock Purchase Plan is qualified in its entirety by reference to the text of the 2012 Stock Purchase Plan, which is attached hereto as Appendix B.

Purpose. The 2012 Stock Purchase Plan is intended to provide our employees with additional incentives by permitting them to acquire Common Stock at a reduced price through payroll withholding.

Effective Date. The 2012 Stock Purchase Plan was approved by the Board on November 1, 2011, subject to approval of our stockholders.

Term. The 2012 Stock Purchase Plan provides that it shall terminate when all of the shares of Common Stock reserved for the purposes of the 2012 Stock Purchase Plan have been purchased. The 2012 Stock Purchase Plan can also be terminated by our Board at any time effective on the termination of the then current offering period. Upon such termination or any other termination of the 2012 Stock Purchase Plan, all payroll deductions not used to purchase Common Stock will be refunded to the applicable employees without interest.

Eligible Participants. The 2012 Stock Purchase Plan provides that all our employees (including officers and employee directors) who are employed before the first day of the applicable offering, are eligible to participate. However, the following employees are not eligible to participate in the 2012 Stock Purchase Plan: (i) any employee who would own five percent (5%) or more of our Common Stock, immediately after an option under the 2012 Stock Purchase Plan is granted and (ii) any employee whose customary employment is not for more than twenty (20) hours per week. There are therefore approximately 4,000 eligible participants, based on the current employee population.

Securities Offered and Terms of Participation. The maximum number of shares of Common Stock which may be purchased by employees under the 2012 Stock Purchase Plan will be 2,500,000, subject to adjustments for stock splits, stock dividends and similar transactions. Such shares may be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by us, including shares of Common Stock purchased in the open market.

Eligible employees who elect to participate in the 2012 Stock Purchase Plan must give instruction to us, or a designated broker as permitted, to withhold a specified dollar amount from their salary during the following six-month period (periods run from January 1 to June 30 and from July 1 to December 31 and each is referred to as an “Offering Period”). The first Offering Period under the 2012 Stock Purchase Plan shall, upon approval of the 2012 Stock Purchase Plan by the stockholders, commence July 1, 2012. In addition, the Compensation Committee may, in its sole and absolute discretion, provide for additional Offering Periods provided that such Offering Period shall not exceed twenty-seven (27) months or any other limitation imposed by Section 423 of the Code. The exercise price for each Offering Period shall be the lesser of (i) eighty-five percent (85%) of the price per share of the Common Stock on the first business day of the Offering Period, as reported by the Nasdaq Global Select Market, and (ii) eighty-five percent (85%) of the price per share of the Common Stock on the last business day of the Offering Period, as reported by the Nasdaq Global Select Market (such lesser price, the “Option Exercise Price”). We grant to each participant on the first day of the Offering Period, an option to purchase on the last day of the Offering Period, at the Option Exercise Price, that number of shares of Common Stock that his or her accumulated payroll deductions on the last day of the Offering Period will pay for at such price. The option is automatically deemed to be exercised if the employee is still a participant on the last day of the Offering Period. Participation ends automatically upon termination of employment with us.

A participating employee may authorize a payroll deduction of any whole percentage up to but not more than ten percent (10%) of his or her base pay (including commissions, if applicable) in effect on each offering commencement date. Deductions from any employee’s compensation may be decreased only once during an Offering Period. Deductions from any employee’s compensation may not be increased during an Offering Period. Under the 2012 Stock Purchase Plan, the number of shares purchased at the end of any Offering Period may not be more than 500 shares. Further, no employee shall be granted an option which permits the employee’s right to purchase Common Stock under the 2012 Stock Purchase Plan to accrue at a rate that exceeds, during any calendar year, $25,000 of the fair market value of such stock (to be calculated based on the fair market value of the stock on the first business day of the Offering Period) for each calendar year in which such option is outstanding at any time.

An employee may withdraw from the 2012 Stock Purchase Plan, and withdraw all of the payroll deductions credited to his or her account under the 2012 Stock Purchase Plan at least five (5) business days prior to the end of any Offering Period, or such other time as we or a designated broker may require. Upon such a withdrawal, the Company will refund, without interest, the entire remaining balance of the employee’s payroll deductions.

Administration. The 2012 Stock Purchase Plan is administered by the Compensation Committee, and may be amended by our Board from time to time in any respect; provided, however, that no amendment shall be effective without stockholder approval if the amendment would materially increase the number of shares of Common Stock which may be issued under the 2012 Stock Purchase Plan, materially increase the benefits accruing to participants in the 2012 Stock Purchase Plan or materially modify the requirements as to eligibility for participation in the 2012 Stock Purchase Plan.

United States Federal Tax Consequences

The 2012 Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Code Section 423, but is not intended to be a “qualified plan” under Code Section 401(a). As noted above, each participating employee is granted an option on the first day of the Offering Period, which is automatically exercised if the employee is still a participant on the last day of the Offering Period. An employee will not recognize income on the grant or exercise of an option under the 2012 Stock Purchase Plan. In addition, we will not have a deductible compensation expense as a result of such grant or exercise, unless there is a premature disposition of the Common Stock received upon exercise (as described in the next paragraph). If the employee does not dispose of the shares of Common Stock for at least two years from the grant of an option under the 2012 Stock Purchase Plan and for at least one year after exercising the option, or in the event of his or her death, the employee will realize ordinary income upon disposition (including by sale, gift or death) in an amount equal to the lesser of: (i) the excess of the fair market value of the Common Stock at the time of disposition or death over the Option Exercise Price, or (ii) the excess of the fair market value of the Common Stock on the first day of the Offering Period over the Option Exercise Price. In the case of a disposition by sale or gift, the sum of this amount plus the Option Exercise Price paid will be the employee’s tax basis in the Common Stock. In the case of death, the basis of the Common Stock in the hands of the decedent’s estate is subject to special valuation rules. An employee will recognize long-term capital gain (or loss) to the extent the sale proceeds exceed (or are exceeded by) the tax basis. If the sale price is less than the price paid, the employee will not recognize any ordinary income, and any loss that the employee incurs on the sale will be a capital loss.

If shares of Common Stock purchased under the 2012 Stock Purchase Plan are sold by an employee within two years after the option is granted or within one year after the option is exercised, then the employee will realize ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the Option Exercise Price, or, if less, the excess of the sale proceeds realized on disposition of the Common Stock over the Option Exercise Price. Any remaining gain will be treated as capital gain, which may be long or short-term, depending on the time that the shares are held. If an employee does recognize ordinary income as a result of a premature disposition, a compensation deduction is allowed to us in an equal amount. If the sale price is less than the price paid, the employee will not recognize any ordinary income, and any loss that the employee incurs on the sale will be a capital loss.

The final Treasury Regulations under Code Section 409A provide that the grant of an option under an employee stock purchase plan (described in Code Section 423) does not constitute a deferral of compensation. Accordingly, the interest and penalty provisions of Code Section 409A should not apply to the 2012 Stock Purchase Plan, so long as the 2012 Stock Purchase Plan satisfies the requirements of Code Section 423.

Unlike a “qualified plan” under Code Section 401(a), payroll deductions to purchase Common Stock under the 2012 Stock Purchase Plan are not excluded from an employee’s gross income. Rather, the employee is taxed on the amount of the payroll deduction when it is earned.

The foregoing summary of the effect of federal income taxation upon the participant and us with respect to the purchase of shares under the 2012 Stock Purchase Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside. The applicable tax rules are complex and may change, and income tax consequences may vary depending on a participating employee’s particular circumstance. Therefore, each participating employee should consult with his or her tax advisor concerning his or her participation in the 2012 Stock Purchase Plan. If you are an employee that is not subject to U.S. federal income tax, then the foregoing will not apply to you and you will have to refer to the applicable tax laws that apply.

New Plan Benefits

The benefits to be received by our executive officers and employees under the 2012 Stock Purchase Plan are not determinable because, under the terms of the 2012 Stock Purchase Plan, the amounts of future stock purchases are based upon elections made by eligible employees subject to the terms and limits of the 2012 Stock Purchase Plan. Directors who are not employees do not qualify as eligible employees and thus cannot participate in the 2012 Stock Purchase Plan. Future purchase prices are not determinable because they will be based upon the closing market price per share of the Common Stock, as reported by the Nasdaq Global Select Market, on either the first business day of the applicable Offering Period or the last business day of the applicable Offering Period, depending on which closing market price is lower. At this time, no shares of Common Stock have been issued with respect to the 2012 Stock Purchase Plan for which stockholder approval is being sought under this proposal.

Our executive officers have a financial interest in this proposal because, if adopted, the 2012 Stock Purchase Plan would increase the number of shares issuable to executives and other employees under the 2012 Stock Purchase Plan, and the executive officers are eligible participants thereunder.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young as the Company’s independent registered public accounting firm for fiscal 2012, and the Board is asking stockholders to ratify that selection. Although, current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the Company’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Ernst & Young for ratification by stockholders as a matter of good corporate practice.

Vote Required

The affirmative vote of a majority of shares present, in person or represented by proxy, and voting on the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm at our annual meeting is required to ratify the appointment of Ernst & Young. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at the annual meeting. As a result, abstentions and broker “non-votes” will not have any effect on the proposal to ratify the appointment of Ernst & Young. If the stockholders do not ratify the selection of Ernst & Young, the Audit Committee will review the Company’s relationship with Ernst & Young and take such action as it deems appropriate, which may include continuing to retain Ernst & Young as the Company’s independent registered public accounting firm.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young, an independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending September 29, 2012. Ernst & Young has continuously served as our independent registered public accounting firm since June 24, 2002. A representative of Ernst & Young will be available during the meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following is a summary of the fees billed to us by Ernst & Young for professional services rendered for the fiscal years ended September 24, 2011 and September 25, 2010:

Fee Category	Fiscal 2011 Fees	Fiscal 2010 Fees
Audit Fees	$3,474,700	$3,103,500
Audit-Related Fees	$18,000	$1,040,200
Tax Fees	$611,400	$538,100
All Other Fees	$2,800	$2,800

Total Fees	$4,106,900	$4,684,600

Audit Fees. Consists of aggregate fees billed for professional services rendered in connection with the audit of our consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting, reviews of the interim consolidated financial statements included in our quarterly reports, international statutory audits and regulatory filings, consents and other services related to SEC filings, and accounting consultations that relate to the audited financial statements and are necessary to comply with U.S. generally accepted accounting principles.

Audit-Related Fees. Consists of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” In fiscal 2010, these services primarily related to due diligence and related activities in connection with acquisitions.

Tax Fees. Consists of aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. In fiscal 2011 and 2010, these services included assistance regarding federal, state and international tax preparation, planning and consultation.

All Other Fees. Consists of aggregate fees billed for the license of technical accounting software in fiscal 2011 and 2010.

During fiscal 2011 and 2010, there were no other fees for any services not included in the above categories.

The Audit Committee considers whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm, and has determined such services for fiscal 2011 and 2010 were compatible.

Audit Committee Policy on Pre-Approval of Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has delegated authority to the chairperson of the Audit Committee to pre-approve services up to a designated amount. A summary of any new services pre-approved by the chairperson is reported to the full Audit Committee in connection with its next scheduled Audit Committee meeting.

The Audit Committee meets with representatives of the Ernst & Young periodically, but no less than quarterly throughout the year. The Audit Committee reviews audit, non-audit and tax services rendered by and the performance of Ernst & Young, as well as fees charged by Ernst & Young for such services. In engaging Ernst & Young for the services described above, the Audit Committee considered whether the provision of such services is compatible with maintaining Ernst & Young’s independence.

Report of Audit Committee of the Board of Directors

Pursuant to authority delegated by the Board, the Audit Committee is responsible for assisting the Board in its oversight of the integrity of our consolidated financial statements, the qualifications and independence of our independent registered public accounting firm, and our internal financial and accounting controls.

Management is responsible for the Company’s financial reporting process, including the responsibility to maintain and evaluate the effectiveness of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The Audit Committee’s responsibility is to oversee and review these processes. The Audit Committee is not, however, engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or GAAP or as to the independence of the independent registered public accounting firm. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm. The Audit Committee’s responsibilities are described in a written charter that was revised and approved by the Board on March 2, 2011. A copy of the Audit Committee’s current charter is publicly available on the Company’s website at www.hologic.com.

The Audit Committee met thirteen (13) times during fiscal 2011. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal audit function and our independent registered public accounting firm, Ernst & Young. The Audit Committee discussed with Ernst & Young the overall scope and plans for its audits and the Committee regularly met with Ernst & Young without the presence of management. Ernst & Young has unrestricted access to the Audit Committee.

The Audit Committee reviewed our audited financial statements for the fiscal year ended September 24, 2011, and discussed them with both management and Ernst & Young. The Audit Committee also discussed with management and Ernst & Young the process used to support certifications by our Chief Executive Officer and our Chief Financial Officer, which are required by the SEC and the Sarbanes-Oxley Act of 2002, to accompany our periodic filings with the SEC.

The Audit Committee also discussed with Ernst & Young the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance) and the Public Company Accounting Oversight Board rules and regulations, as currently in effect. Ernst & Young provided the Audit Committee with written disclosures and the letter required pursuant to the applicable requirements of the Public Company Accounting Oversight Board (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee discussed with Ernst & Young its independence from the Company.

When considering Ernst & Young’s independence, the Audit Committee considered whether its provision of services to the Company beyond those rendered in connection with its audits of our consolidated financial statements and internal control over financial reporting and review of our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q was compatible with Ernst & Young maintaining their independence. The Audit Committee also reviewed, among other things, the audit, non-audit and tax services performed by Ernst & Young, and approved the amount of all fees paid for such services.

Based on the review and discussions described above, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended September 24, 2011. The Audit Committee has also approved the selection of Ernst & Young as our independent registered public accounting firm for the fiscal year ending September 29, 2012.

Respectfully Submitted by the

Audit Committee:

Nancy L. Leaming, Chairperson

David R. LaVance, Jr.

Lawrence M. Levy

Wayne Wilson

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as January 13, 2012 by: (1) each person who is known by us to own beneficially more than 5% of the outstanding shares of our Common Stock; (2) each of our directors or nominees for director; (3) each of our executive officers named in the Summary Compensation Table on page 40; and (4) all of our directors, nominees for director and executive officers as a group.

Name and address of beneficial owner	Amount and nature of ownership (1)	Percentage of class (2)
Capital Research Global Investors (3) 333 South Hope Street Los Angeles, CA 90071	31,734,950	12.0%

BlackRock, Inc. (4) 40 East 52nd Street New York, NY 10022	30,728,556	11.7%

Robert A Cascella (5)	1,059,649	*

Glenn P. Muir (6)	1,716,263	*

David R. LaVance, Jr. (6)	141,423	*

Sally W. Crawford (6)	312,677	*

Nancy L. Leaming (6)	204,103	*

Lawrence W. Levy (6)	233,409	*

Christiana Stamoulis	—	*

Elaine S. Ullian (6)	164,103	*

Wayne Wilson (6)	213,988	*

Mark J. Casey (6)	91,560	*

David P. Harding (6)	209,171	*

Peter K. Soltani (6)	140,511	*

John W. Cumming (7)	1,450,047	*

All directors, nominees for director and executive officers as a group (6)	4,994,463	1.9%

*	Less than one percent of the outstanding shares of our Common Stock.
(1)	The persons named in the table have, to our knowledge, sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.
(2)	Applicable percentage ownership as of January 13, 2012 is based upon 263,454,096 shares of our Common Stock outstanding. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to shares. Shares of our Common Stock subject to options currently exercisable or exercisable within 60 days after January 13, 2012 and restricted stock units covering shares of our Common Stock that vest within 60 days after January 13, 2012 are deemed outstanding for computing the percentage ownership of the person holding such options and restricted stock units, but are not deemed outstanding for computing the percentage ownership of any other person.
(3)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by Capital Research Global Investors on February 11, 2011. As of December 31, 2010, Capital Research Global Investors had sole dispositive power over 31,734,950 shares and sole voting power over 31,734,950 shares.

(4)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 10, 2012. As of December 30, 2011, BlackRock, Inc. had sole dispositive power over 30,728,556 shares and sole voting power over 30,728,556 shares.
(5)	Includes options to purchase 902,038 shares of Common Stock held by Mr. Cascella and options to purchase 500 shares of Common Stock held by Mr. Cascella’s wife that are exercisable within 60 days after January 13, 2012, and 159 shares of Common Stock held by Mr. Cascella’s wife. Mr. Cascella disclaims beneficial ownership with respect to all shares of Common Stock and options to purchase shares of Common Stock held by his wife.
(6)	Includes the following shares of Common Stock subject to options exercisable within 60 days after January 13, 2012: Mr. Muir – 1,032,779; Mr. LaVance – 136,774; Ms. Crawford – 171,330; Ms. Leaming –166,726; Mr. Levy – 222,726; Ms. Ullian – 146,726; Mr. Wilson – 189,782; Mr. Casey – 87,575; Mr. Harding – 183,647; Dr. Soltani – 133,108; and all current directors, nominees for directors and executive officers as a group – 3,694,876.
(7)	Includes options to purchase 1,207,574 shares of Common Stock held by Mr. Cumming and options to purchase 38,930 shares of Common Stock held by Mr. Cumming’s wife exercisable within 60 days after January 13, 2012, and 11,704 shares of Common Stock held by Mr. Cumming’s wife. Mr. Cumming disclaims beneficial ownership with respect to all shares of Common Stock and options to purchase shares of Common Stock held by his wife.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. To our knowledge, based solely on our review of the copies of such filings received by us, with respect to the period ended September 24, 2011, Section 16(a) filing requirements were met except for the following late filings: Ms. Crawford filed one late report for one transaction and Mr. Williamson filed one late report for two transactions.

STOCKHOLDER PROPOSALS

Deadline for Submission of Stockholder Proposals and Recommendations for Director

Stockholder proposals for inclusion in our proxy materials for the 2013 annual meeting of stockholders must be received by us no later than September 22, 2012. These proposals must also meet the other requirements of the rules of the SEC and our bylaws.

Our bylaws establish an advance notice procedure with regard to proposals that stockholders otherwise desire to introduce at our annual meeting without inclusion in our proxy statement for that meeting. Written notice of such stockholder proposals for our annual meeting of stockholders in 2013 must be received by our Secretary and with respect to proposals for the nomination of directors should be received by our Nominating and Corporate Governance Committee at 35 Crosby Drive, Bedford, MA 01730 not later than December 6, 2012 and must not have been received earlier than November 6, 2012 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such matters. The matters proposed to be brought before the meeting also must be proper matters for stockholder action. If a stockholder who wishes to present such a proposal fails to notify us within this time frame, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the SEC.

Pursuant to our bylaws, the notice must set forth: (a) for each nominee (i) information as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) written consent to be named in the proxy statement and serve as director if so elected; (b) a brief description of any proposed business including (i) the text of such proposal and any accompanying resolutions, (ii) the reasons for conducting such business at the meeting, and (iii) any material interest held by the proposing stockholder or any beneficial owner on whose behalf the proposal is made; (c) proposing stockholder and/or beneficial owner information including, (i) name and address, (ii) the class and number of shares of capital stock held, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal with any of their affiliates or associates, and any others acting in concert with the foregoing, (iv) a description of any agreement, arrangement or understanding with respect to shares of our stock entered into by the date of such notice for the purposes of loss mitigation, risk management or derivation of benefit from share price changes and/or redistribution of voting power, (v) a representation that they are the holder of record, are entitled to vote, and intend to appear in person or by proxy and propose such business or nomination, (vi) a representation of intention to either deliver proxy statements to holders of the necessary percentage of shares or to solicit proxies in support of the proposal, and (vii) any other information relating to such stockholder and/or beneficial owner required to be disclosed in filings made in connection with solicitation of proxies pursuant to the Securities Exchange Act of 1934, as amended. The stockholder can alternatively satisfy the notice requirement by submitting proposals in compliance with SEC requirements and inclusion of such proposal within a proxy statement prepared by us. Compliance with our bylaws shall be the exclusive means for a stockholder to make nominations or submit other business to the annual meeting (other than matters properly brought in compliance with the rules of the Securities Exchange Act of 1934, as amended).

EXPENSES AND SOLICITATION

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, certain of our directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. Hologic may elect to engage outside professionals to assist it in the distribution and solicitation of proxies at a fee to be borne by Hologic. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing made by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically provided in any such filing.

FINANCIAL MATTERS AND FORM 10-K REPORT

WE WILL PROVIDE EACH BENEFICIAL OWNER OF OUR SECURITIES WITH A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR OUR MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO INVESTOR RELATIONS, HOLOGIC, INC., 35 CROSBY DRIVE, BEDFORD, MA 01730. ALTERNATIVELY, A BENEFICIAL OWNER MAY ACCESS THE COMPANY’S ANNUAL REPORT ON FORM 10-K ON THE COMPANY’S INTERNET WEBSITE AT: http://www.hologic.com/investor.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MARCH 6, 2012: The Proxy Statement, the

Hologic Annual Report for the fiscal year ended September 24, 2011 and the

Proxy Card are available at www.proxyvote.com.

Appendix A

HOLOGIC, INC.

RECONCILIATION OF GAAP EPS AND NET INCOME (LOSS) TO NON-GAAP ADJUSTED EPS AND NET INCOME

(Unaudited)

(In thousands, except earnings per share)

	Year Ended September 24, 2011		Year Ended September 25, 2010
EARNINGS PER SHARE
GAAP earnings (loss) per share- Diluted	$0.59		$(0.24)
Adjustments to net income (as detailed below)	0.67		1.42

Non-GAAP adjusted earnings per share- Diluted	$1.26	(1)	$1.18	(1)

NET INCOME
GAAP net income (loss)	$157,150		$(62,813)
Adjustments:
Amortization of intangible assets	235,790		226,305
Non-cash interest expense relating to convertible notes	72,908		73,130
Non-cash loss on convertible notes exchange	29,891		—
Contingent consideration	11,986		—
Gain on sale of intellectual property, net	(84,502)		—
Acquisition-related costs	2,316		2,226
Restructuring and divestiture (benefit) charges	(71)		1,581
Litigation settlement charges, net	770		11,403
Fair value write up of acquired inventory sold	3,298		732
Impairment of goodwill	—		76,723
Impairment of intangible assets	—		143,467
Acquired in-process research and development	—		2,000
Income tax effect of reconciling items	(95,688	)(2)	(166,774	)(3)

Non-GAAP adjusted net income	$333,848		$307,980

EXPLANATORY NOTES:

(1)	Non-GAAP adjusted earnings per share was calculated based on 264,305 and 261,679 weighted average diluted shares outstanding for the years ended September 24, 2011 and September 25, 2010 respectively.
(2)	To reflect an estimated annual effective tax rate of 33.2% on a non-GAAP basis.
(3)	To reflect an estimated annual effective tax rate of 36.2% on a non-GAAP basis.

A-1

Reconciliation of GAAP EPS and Net Income (Loss) to Non-GAAP Adjusted EPS and Net Income – continued

(unaudited)

Use of Non-GAAP Financial Measures:

The Company has used the following non-GAAP financial measures in this proxy statement: adjusted net income and adjusted EPS. The Company defines its non-GAAP adjusted net income to exclude the non-cash amortization of intangible assets, other acquisition-related charges, such as change in contingent consideration, transaction costs, charges associated with the write-off of acquired in-process research and development and the write-up of acquired inventory to fair value, non-cash charges resulting from changes in GAAP, closure and restructuring charges, non-cash loss on exchange of convertible notes, and one-time, nonrecurring, unusual or unanticipated charges, expenses or gains. As set forth in the applicable reconciliation tables in this presentation, non-GAAP adjusted net income and non-GAAP adjusted EPS for the periods presented exclude the following items from GAAP net income (loss) and EPS: (i) non-cash expenses associated with the Company’s acquisitions, including amortization of intangible assets; (ii) non-cash interest expense resulting from the Company’s accounting for convertible debt instruments with cash settlement features; (iii) loss on exchange of convertible notes; (iv) the increase in cost of revenues resulting from the write-up of acquired inventory sold during the applicable period; (v) acquisition transaction costs and charges; (vi) litigation settlement charges (benefits); and (vii) divestiture and restructuring charges.

The Company believes the use of non-GAAP adjusted net income and non-GAAP adjusted EPS are useful to investors in comparing the results of operations in fiscal 2011 to the comparable period in fiscal 2010 by eliminating certain of the more significant effects of its acquisitions and related activities, and litigation settlement, divestiture and restructuring. These measures also reflect how the Company manages the business internally. When analyzing the Company’s operating performance, investors should not consider these non-GAAP financial measures as a substitute for net income or EPS prepared in accordance with GAAP.

A-2

Appendix B

HOLOGIC, INC.

2012 EMPLOYEE STOCK PURCHASE PLAN

1.	Purpose.

The Hologic, Inc. 2012 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby employees of Hologic, Inc. (the “Company”) and participating subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company’s $.01 par value common stock (the “Common Stock”). It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code and applicable guidance and regulations issued thereunder.

2.	Eligible Employees.

(a) All employees of the Company or any of its participating subsidiaries who are employed before the first day of the applicable Offering Period (as defined below) shall be eligible to receive options under this Plan to purchase the Company’s Common Stock.

(b) The following employees shall not be eligible to participate in the Plan (i) any employee whose customary employment is for not more than twenty (20) hours per week and (ii) any employee if immediately after the option is granted, would own Common Stock equal to five (5%) percent (including shares subject to such option) or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

3.	Stock Subject to the Plan.

The stock subject to the options granted hereunder shall be shares of the Company’s authorized but unissued Common Stock, treasury shares or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 2,500,000, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, and the like. The 2008 Amended and Restated Employee Stock Purchase Plan (the “Prior Plan”) shall terminate upon the expiration of the Offering Period under the Prior Plan that is in process at the time of the stockholder approval of this Plan. If the number of shares of Common Stock reserved and available for any Offering Period (as defined hereto) is insufficient to satisfy all purchase requirements for that Offering Period, the reserved and available shares for that Offering Period shall be apportioned among participating employees in proportion to their options.

4.	Offering Periods and Stock Options.

(a) Six month periods during which payroll deductions will be accumulated under the Plan (“Offering Periods”) will include the periods (i) beginning January 1 and ending on the following June 30 and (ii) beginning July 1 and ending on the following December 31. The first Offering Period under this Plan shall commence on July 1, 2012. In addition, the Committee may in its sole and absolute discretion provide for additional Offering Periods provided that such Offering Period shall not exceed twenty-seven (27) months or any other limitation imposed by Section 423 of the Code. Deductions shall only be made from regularly scheduled payroll distributions occurring within the Offering Period. The Offering Commencement Date is the first day of each Offering Period. The Offering Termination Date is the applicable date on which an Offering Period ends under this Section.

(b) On each Offering Commencement Date, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the Offering Termination Date at the Option Exercise Price, as provided in this paragraph (b), that number of full shares of Common Stock reserved for the purpose of the Plan calculated to be the whole number quotient of his or her accumulated payroll deductions on the Offering Termination Date (including any amount carried forward pursuant to Section 8 hereof) divided by the Option Exercise Price; provided that (i) such employee remains eligible to participate in the Plan throughout such Offering Period and (ii) that for such employee, the maximum number of shares of Common Stock subject to such option shall not exceed 500, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, and the like. The Option Exercise Price for each Offering Period shall be the lesser of (i) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Commencement Date, or (ii) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Termination Date. In the event of an increase or decrease in the number of outstanding shares of Common Stock through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Exercise Price per share provided for under the Plan, either by a proportionate increase in the number of shares and proportionate decrease in the Option Exercise Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Exercise Price per share, as may be required to enable an eligible employee who is then a participant in the Plan to acquire on the Offering Termination Date that number of full shares of Common Stock as his accumulated payroll deductions on such date will pay for at the Option Exercise Price, as so adjusted.

(c) For purposes of this Plan, the term “fair market value” on any date means, if the Common Stock is listed on a national securities exchange, the closing price of the Common Stock on such date on such exchange or as reported on NASDAQ or, if the Common Stock is traded in the over-the-counter securities market, the average of the high and low bid quotations for the Common Stock on such date, each as published in the Wall Street Journal. If no shares of Common Stock are traded on the Offering Commencement Date or Offering Termination Date, the fair market value will be determined by taking the closing price on the immediately preceding business day on which shares of Common Stock are traded.

(d) For purposes of this Plan the term “business day” as used herein means a day on which there is trading on the national securities exchange on which the Common Stock is listed.

(e) No employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or participating subsidiary corporations to accrue at a rate which exceeds, during any calendar year, $25,000 of the fair market value of such stock (to be calculated based on the fair market value of the stock at the Offering Period Commencement Date for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with and shall be construed in accordance with Section 423(b)(8) of the Code.

5.	Exercise of Option.

Each eligible employee who continues to be a participant in the Plan on the Offering Termination Date shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date, plus any amount carried forward pursuant to Section 8 hereof, will pay for at the Option Exercise Price, but in no event may an employee purchase shares of Common Stock in excess of 500 shares of Common Stock on any Offering Termination Date, subject to limitations set forth in Section 4(e). If a participant is not an employee on the Offering Termination Date and throughout an Offering Period, he or she shall not be entitled to exercise his or her option. All options issued under the Plan shall, unless exercised as set forth herein, expire at the end of the Offering Termination Date with respect to the Offering Period during which such options were issued.

6.	Authorization for Entering Plan.

(a) An eligible employee may enter the Plan by filling out, signing and delivering, either in writing or electronically to the extent permitted by the Board of Directors, to a brokerage firm (“Captive Broker”) designated by the Chief Financial Officer of the Company an authorization (“Authorization”):

(i)	stating the amount to be deducted regularly from his or her pay;

(ii)	authorizing the purchase of stock for him or her in each Offering Period in accordance with the terms of the Plan;

(iii)	specifying the exact name in which Common Stock purchased for him or her is to be issued in accordance with Section 11 hereof; and

(iv)	at the discretion of the employee in accordance with Section 14, designating a beneficiary who is to receive any Common Stock and/or cash in the event of his or her death.

Such Authorization must be received by the Captive Broker at least ten (10) business days or such shorter time period as determined by the Company it is sole discretion before an Offering Commencement Date.

(b) The Company will accumulate and hold for the employee’s account the amounts deducted from his or her pay. No interest will be paid or otherwise credited thereon. Participating employees may not make any separate cash payments into their account.

(c) Unless an employee files a new Authorization or withdraws from the Plan, his or her deductions and purchases under the Authorization he or she has on file under the Plan will continue as long as the Plan remains in effect. An employee may increase or decrease the amount of his or her payroll deductions as of the next Offering Commencement Date by following the process mandated by the Company or the Captive Broker. Such new Authorization must be executed at least (10) business days or such shorter time period as determined by the Company it is sole discretion before the date of such next Offering Commencement Date.

7.	Maximum Amount of Payroll Deductions.

An employee may authorize payroll deductions in any whole percentages up to but not more than ten percent (10%) of his or her base pay in effect at each offering commencement date; and provided further that the maximum percentage shall be reduced to meet the requirements of Section 4(e) hereof. Base pay means regular straight-time earnings and, if applicable, commissions, but excluding payments for overtime, bonuses, reimbursements and any other special payments.

8.	Unused Payroll Deductions.

Only full shares of Common Stock may be purchased. Any balance remaining in an employee’s account after a purchase will be reported to the employee and will, in the sole discretion of the Company, either be (i) carried forward to the next Offering Period or (ii) refunded to the employee in the next applicable payroll period. However, in no event will the amount of the unused payroll deductions carried forward exceed the Option Exercise Price per share for the immediately preceding Offering Period unless 500 shares of Common Stock have been purchased during the Offering Period. If for any Offering Period the amount of unused payroll deductions should exceed the Option Exercise Price per share, the amount of the excess for any participant shall be refunded to such participant, without interest.

9.	Change in Payroll Deductions.

Deductions may be decreased only once during an Offering Period and no increases will be permitted during an Offering Period.

10.	Withdrawal from the Plan.

(a) An employee may withdraw from the Plan and withdraw all but not less than all of the payroll deductions credited to his or her account under the Plan at any time prior to the Offering Termination Date by notifying the Captive Broker at least five (5) business days, or such other time as the Company or the Captive Broker may require, prior to the Offering Termination Date, in which event the Company will promptly refund without interest the entire balance of such employee’s deductions not theretofore used to purchase Common Stock under the Plan.

(b) If employee withdraws from the Plan, the employee’s rights under the Plan will be terminated and no further payroll deductions will be made. To reenter, such an employee must re-enroll through the Captive Broker at least ten (10) business days before the next Offering Commencement Date. Such Authorization will become effective for the Offering Period that commences on such Offering Commencement Date. Notwithstanding the foregoing, employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, who withdraw from the Plan may not reenter the Plan until the next Offering Commencement Date which is at least six months following the date of such withdrawal.

11.	Issuance of Stock.

The Company shall in its sole discretion either (i) deliver a certificate or certificates representing the Certificates for Common Stock issued to participants that will be delivered as soon as practicable after each Offering Period or (ii) issue the Common Stock in book entry form, registered in the name of the employee with the Captive Broker. Common Stock purchased under the Plan will be issued only in the name of the employee, or in the case of employees who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended, if the employee’s Authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

12.	No Transfer or Assignment of Employee’s Rights.

An employee’s rights under the Plan are his or hers alone and may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by him or her, except as provided in Section 13 in the event of an employee’s death.

13.	Termination of Employee’s Rights.

(a) Except as set forth in the last paragraph of this Section 13, an employee’s rights under the Plan will terminate when he or she ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status, failure to remain in the customary employ of the Company for greater than twenty (20) hours per week, or for any other reason. A Withdrawal Notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded.

(b) If an employee’s payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him or her on the day the interruption occurs.

(c) Upon termination of the participating employee’s employment because of death, the employee’s beneficiary (as defined in Section 14) shall have the right to elect, by written notice given to the Chief Financial Officer of the Company or his designee prior to the expiration of the thirty (30) day period (or such shorter period if the next Offering Termination Date is less than 30 days after the employee’s death) commencing with the date of the death of the employee, either (i) to withdraw, without interest, all of the payroll deductions credited to the employee’s account under the Plan, or (ii) to exercise the employee’s option for the purchase of shares of Common Stock on the next Offering Termination Date following the date of the employee’s death for the purchase of that number of full shares of Common Stock reserved for the purpose of the Plan which the accumulated payroll deductions in the employee’s account at the date of the employee’s death will purchase at the applicable Option Exercise Price (subject to the maximum number set forth in Section 5), and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the Chief Financial Officer of the Company or his designee (including without limitation, the Captive Broker), the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the employee’s account at the date of the employee’s death and the same will be paid promptly to said beneficiary, without interest.

14.	Designation of Beneficiary.

A participating employee may file with the Captive Broker a designation of a beneficiary who is to receive any Common Stock and/or cash in case of his or her death. Such designation of beneficiary may be changed by the employee at any time with the Captive Broker or by written notice to the Company. Upon the death of a participating employee and upon receipt by the Company of proof of the identity and existence at the employee’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participating employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such employee’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the employee, or if, to the knowledge of the Company, no such executor or administrator has been appointed, the Company, in the discretion of the Committee, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the employee as the Committee may designate. No beneficiary shall, prior to the death of the employee by whom he or she has been designated, acquire any interest in the Common Stock or cash credited to the employee under the Plan.

15.	Termination and Amendments to Plan.

(a) The Plan may be terminated at any time by the Company’s Board of Directors, effective on the next following Offering Termination Date. Notwithstanding the foregoing, it will terminate when all of the shares of Common Stock reserved for the purposes of the Plan have been purchased. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded without interest.

(b) The Board of Directors reserves the right to amend the Plan from time to time in any respect; provided, however, that no amendment shall be effective without stockholder approval if the amendment would (a) except as provided in Sections 3, 4, 24 and 25, increase the aggregate number of shares of Common Stock to be offered under the Plan, or (b) change the class of employees eligible to receive options under the Plan; provided, further, that so long as there is a requirement under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, for stockholder approval of the Plan and certain amendments thereto, any such amendment which (a) materially increases the number of shares of Common Stock which may be issued under the Plan, (b) materially increases the benefits accruing to participants in the Plan or (c) materially modifies the requirements as to eligibility for participation in the Plan, shall be subject to stockholder approval.

16.	Sale of Stock Purchased Under the Plan and Tax Withholding.

(a) In order to comply with certain tax requirements, all US employees will agree by entering the Plan, promptly to give the Company notice of any such Common Stock disposed of within two years after the Offering Commencement Date on which the related option was granted showing the number of such shares disposed of. The employee assumes the risk of any market fluctuations in the price of such Common Stock.

(b) To the extent that a participating employee realizes ordinary income in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan, the Company or its participating subsidiary may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee, or from shares that would otherwise be issued to the participating employee hereunder or employee may provide the Company with funds sufficient to cover such taxes. Any participating US employee who sells or otherwise transfers shares purchased under the Plan, through means other than the Captive Broker, within two (2) years after the beginning of the Offering Commencement Period in which the shares were purchased must within thirty (30) days of such transfer notify the Chief Financial Officer of the Company or his designee in writing of such transfer.

17.	Company’s Payment of Expenses Related to Plan.

The Company will bear all costs of administering and carrying out the Plan; provided, however, that a participating employee shall be solely responsible for brokerage commissions related to his or her purchases and sales hereunder.

18.	Participating Subsidiaries.

The term “participating subsidiaries” shall mean any United States or foreign subsidiary of the Company, unless otherwise excluded from participating in the Plan by the Committee (as defined in Section 19). The Committee shall have the power to make such determination before or after the Plan is approved by the stockholders.

19.	Administration of the Plan.

(a) The Plan shall be administered by a committee of “disinterested” directors as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, appointed by the Board of Directors of the Company, which shall be the Company’s Compensation Committee (the “Committee”). The Committee shall consist of not less than three members of the Company’s Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee.

(b) The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. With respect to persons subject to Section 16 of the Securities and Exchange Act of 1934, as amended, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under said Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by that Committee.

(c) No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company shall indemnify each member of the Board of Directors and the Committee to the fullest extent permitted by law with respect to any claim, loss, damage or expense (including counsel fees) arising in connection with their responsibilities under this Plan.

(d) With respect to employees of the Company and its participating subsidiaries who are employed outside of the United States and subject to the laws of a foreign jurisdiction, the Committee may make such adjustments to the terms and conditions of the options or offerings hereunder (including adjustments that are less favorable than the requirements that would apply to employees of the Company and or its subsidiaries located in the United States) as necessary to comply with the laws of a foreign jurisdiction. In the event that (i) the Committee determines that the laws of a foreign jurisdiction would prohibit the issuance of an option or offering hereunder; or (ii) compliance with the laws of a foreign jurisdiction would result in the Plan violating the requirements of Section 423 of the Code, then the Committee may in its discretion exclude employees of the Company’s foreign subsidiary from participating in the Plan.

20.	Shareholder Status/Employment.

(a) Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the Company with respect to the shares covered by such option until such shares have been purchased by and issued to him or her.

(b) Neither the Plan or any option granted hereunder confers upon any employee the right to continued employment with the Company or any of its participating subsidiaries, nor will an employee’s participation in the Plan restrict or interfere in any way with the right of the Company or any of its participating subsidiaries to terminate the employee’s employment at any time, unless otherwise restricted by a separate written agreement between the Company and employee.

21.	Application of Funds.

The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any corporate purposes, and the Company shall not be obligated to segregate participating employees’ payroll deductions.

22.	Governmental Regulation.

(a) The Company’s obligation to sell and deliver shares of the Company’s Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

(b) In this regard, the Board of Directors may, in its discretion, require as a condition to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective.

23.	Transferability.

Neither payroll deductions credited to an employee’s account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

24.	Effect of Changes of Common Stock.

If the Company should subdivide or reclassify the Common Stock which has been or may be optioned under the Plan, or should declare thereon any dividend payable in shares of such Common Stock, or should take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any individual participating employee) shall be adjusted accordingly.

25.	Merger or Consolidation.

If the Company should at any time merge into or consolidate with another corporation, the Board of Directors may, at its sole and absolute discretion, either (i) terminate the Plan and refund without interest the entire balance of each participating employee’s payroll deductions, or (ii) entitle each participating employee to receive on the Offering Termination Date upon the exercise of such option for each share of Common Stock as to which such option shall be exercised the securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, and the Board of Directors shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of this Section 25 shall thereafter be applicable, as nearly as reasonably possible. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

26.	Approval of Stockholders.

The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of Common Stock of the Company, which approval must occur no later than the end of the first Offering Period after the date the Plan is adopted by the Board of Directors. Options may be granted under the Plan prior and subject to such stockholder approval. If the Plan is not so approved by the stockholders, all payroll deductions from participating employees shall be returned without interest and all options so granted shall terminate.

This plan was adopted by the Board of Directors on November 1, 2011.

HOLOGIC, INC. 35 CROSBY DRIVE BEDFORD, MA 01730

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M39962-Z56830-P18610                                  KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

HOLOGIC, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all the listed nominees:

1.	Election of Directors		☐	☐	☐	_______________________________________
Nominees:
	01) Robert A. Cascella	06) Lawrence M. Levy
	02) Glenn P. Muir	07) Christiana Stamoulis
	03) David R. LaVance, Jr.	08) Elaine S. Ullian
	04) Sally W. Crawford	09) Wayne Wilson
05) Nancy L. Leaming
The Board of Directors recommends you vote FOR proposals 2-4:								For	Against	Abstain
2.

To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosure.

								☐	☐	☐
3.	To approve the Hologic, Inc. 2012 Employee Stock Purchase Plan.							☐	☐	☐
4.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.							☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

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M39963-Z56830-P18610

HOLOGIC, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

March 6, 2012

The undersigned stockholder of HOLOGIC, INC., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated January 20, 2012 and hereby appoints Robert A. Cascella and Glenn P. Muir, each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of stockholders of the Company to be held at 35 Crosby Drive, Bedford, Massachusetts 01730, on March 6, 2012 at 8:30 A.M., local time, and at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement. All previous proxies are hereby revoked.

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting of Stockholders. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS.

Address Changes/Comments: ______________________________________________________________________ ________________________________________________________________________________________________
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side